Exhibit 10.1

Execution Version

Rexford Industrial Realty, L.P.

Rexford Industrial Realty, Inc.

$100,000,000

4.29% Guaranteed Senior Notes due August 6, 2025

______________

Note Purchase and Guarantee Agreement

______________

Dated as of July 16, 2015

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Section 22.	Substitution of Purchaser	52

Section 23.	Miscellaneous	52
Section 23.1.	Successors and Assigns	52

Section 23.2.	Accounting Terms	52

Section 23.3.	Severability	52

Section 23.4.	Construction, Etc	53

Section 23.5.	Counterparts	53

Section 23.6.	Governing Law	53

Section 23.7.	Jurisdiction and Process; Waiver of Jury Trial	53

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Schedule A	—	Defined Terms

Schedule 1	—	Form of 4.29% Guaranteed Senior Note due August 6, 2025

Schedule 4.4(a)(1)	—	Form of Opinion of Special Counsel for the Constituent Companies and the Subsidiary Guarantors

Schedule 4.4(a)(2)	—	Form of Opinion of Maryland Counsel for the Constituent Companies

Schedule 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15(a)	—	Existing Indebtedness

Schedule 7.2(c)	—	Form of Unencumbered Property Report

Schedule 10.6	—	Existing Investments

Schedule SGA	—	Form of Subsidiary Guaranty Agreement

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Rexford Industrial Realty, L.P.

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 300

Los Angeles, California 90025

4.29% Guaranteed Senior Notes Due August 6, 2025

Dated as of July 16, 2015

To each of the Purchasers

   listed in Schedule B hereto:

Ladies and Gentlemen:

Rexford Industrial Realty, L.P., a Maryland limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Issuer”), and Rexford Industrial Realty, Inc., a Maryland corporation and the sole general partner and a limited partner of the Issuer (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), jointly and severally, agree with each of the Purchasers as follows:

Section 1.	Authorization of Notes.

The Issuer will authorize the issue and sale of $100,000,000 aggregate principal amount of its 4.29% Guaranteed Senior Notes due August 6, 2025 (as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14, the “Notes”).  The Notes shall be substantially in the form set out in Schedule 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B.  References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2.	Sale and Purchase of Notes; Guaranties.

Section 2.1.Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Initial Purchaser and each Initial Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Initial Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Initial Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.Guaranties.  The obligations of the Issuer hereunder and under the Notes are unconditionally and irrevocably guaranteed (a) by the Parent Guarantor pursuant to Section 13 and (b) by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”) substantially in the form of Schedule SGA.

Section 3.	Execution; Closing.

The execution and delivery of this Agreement shall occur on July 16, 2015 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Initial Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York, 10103 at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on August 6, 2015 or on such other Business Day thereafter as may be agreed upon by the Constituent Companies and the Initial Purchasers.  At the Closing, the Issuer will deliver to each Initial Purchaser the Notes to be purchased by such Initial Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Initial Purchaser may request) dated the date of the Closing and registered in such Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Issuer set forth in the funding instructions delivered by the Issuer pursuant to Section 4.10.  If at the Closing the Issuer shall fail to tender such Notes to any Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Initial Purchaser’s satisfaction or such failure by the Issuer to tender such Notes.

Section 4.	Conditions to Closing.

Each Initial Purchaser’s obligation to purchase and pay for the Notes to be sold to such Initial Purchaser at the Closing is subject to the fulfillment to such Initial Purchaser’s satisfaction, prior to or at the Closing, or waiver by such Initial Purchaser of the following conditions:

Section 4.1.Representations and Warranties.

(a)Representations and Warranties of each Constituent Company.  The representations and warranties of each Constituent Company in this Agreement shall be correct when made and at the Closing (except for such representations and warranties limited to an earlier date, in which case the same shall have been correct as of such earlier date).

(b)Representations and Warranties of each Subsidiary Guarantor.  The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing (except for such representations and warranties limited to an earlier date, in which case the same shall have been correct as of such earlier date).

Section 4.2.Performance; No Default.  Each Constituent Company and each Subsidiary Guarantor shall have performed and complied with all unwaived agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither Constituent Company nor any Subsidiary shall have entered into any transaction since April 6, 2015 that would have been prohibited by Sections 10.1, 10.2, 10.4, 10.5, 10.7 and 10.8 had such Section applied since such date.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate of each Constituent Company.  Each Constituent Company shall have delivered to such Initial Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate of each Constituent Company.  Each Constituent Company shall have delivered to such Initial Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s Organizational Documents as then in effect.

(c)Officer’s Certificate of each Subsidiary Guarantor.  Each Subsidiary Guarantor shall have delivered to such Initial Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)Secretary’s Certificate of each Subsidiary Guarantor.  Each Subsidiary Guarantor shall have delivered to such Initial Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s Organizational Documents as then in effect.

Section 4.4.Opinions of Counsel.  Such Initial Purchaser shall have received opinions in form and substance satisfactory to such Initial Purchaser, dated the date of the Closing (a) from (1) Latham & Watkins LLP, in its capacity as special counsel for the Constituent Companies and the Subsidiary Guarantors, and (2) Venable LLP, in its capacity as Maryland counsel to the Constituent Companies, substantially in the respective forms set forth in Schedules 4.4(a)(1) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as such Initial Purchaser or the Initial Purchasers’ special counsel may reasonably request (and the Constituent Companies hereby instructs their counsel to deliver such opinions to the Initial Purchasers) and (b) from Schiff Hardin LLP, the Initial Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Initial Purchaser may reasonably request.

Section 4.5.Purchase Permitted By Applicable Law, Etc.  On the date of the Closing, such Initial Purchaser shall have determined that its purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Initial Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Initial Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement.  If requested by such Initial Purchaser, such Initial Purchaser shall have received an Officer’s Certificate from the Issuer certifying as to such matters of fact as such Initial Purchaser may reasonably specify to enable such Initial Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes.  Contemporaneously with the Closing, the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.Payment of Special Counsel Fees.  Without limiting Section 16.1, the Issuer shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of the Initial Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such date.

Section 4.8.Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.Changes in Corporate Structure.  Neither Constituent Company or any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.  No Change in Control shall have occurred.

Section 4.10.Funding Instructions.  At least three Business Days prior to the date of the Closing, such Initial Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer on letterhead of the Issuer directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.Subsidiary Guaranty Agreement.  Such Initial Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Subsidiary Guarantor.

Section 4.12.Unencumbered Property Report.  Such Initial Purchaser shall have received a duly completed Unencumbered Property Report prepared as of June 30, 2015.

Section 4.13.Amendment to Bank Credit Agreement.  Such Initial Purchaser shall have received a copy of the amendment to the Bank Credit Agreement necessary to permit the consummation of the transactions contemplated by this Agreement which shall then be in full force and effect.

Section 4.14.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Initial Purchaser and special counsel to the Initial Purchasers, and such Initial Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Initial Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Constituent Companies.

Each Constituent Company represents and warrants to each Purchaser that:

Section 5.1.Organization; Power and Authority.

(a)The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Issuer has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)The Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(c)Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.

Section 5.2.Authorization, Etc.

(a)This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)This Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, and this Agreement constitutes a legal, valid and binding obligation of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  The Constituent Companies, through their agent, JPMorgan Securities, LLC, has delivered to each Purchaser copies of the Offering Materials.  That certain Company Presentation dated as of April 2015 fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries.  This Agreement, the Subsidiary Guaranty Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Constituent Companies prior to May 8, 2015 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (the “Offering Materials”) (this Agreement, the Subsidiary Guaranty Agreement and such financial statements and Offering Materials delivered to each Purchaser being referred to, collectively, as the

“Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2014 there has been no change in the financial condition, operations, business or properties of the Parent Guarantor and its Subsidiaries except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to either Constituent Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent Guarantor and each other Subsidiary, and (2) each Constituent Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.Financial Statements; Material Liabilities.  The Constituent Companies have delivered to each Purchaser copies of the financial statements of the Parent Guarantor and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries as of the respective dates specified in such

Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and to normal year‑end audit adjustments).  The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by (a) the Issuer of this Agreement and the Notes, (b) the Parent Guarantor of this Agreement and (c) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Organizational Document or any other material agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes, (b) the Parent Guarantor of this Agreement or (c) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement except for consents, approvals, authorizations, registrations, filings or declarations which have been duly obtained, taken, given or made and are in full force and effect.

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.

(a)There are no (1) actions, suits, or proceedings pending or, to the knowledge of either Constituent Company, threatened or (2) to the knowledge of either Constituent Company, investigations pending or threatened, against or affecting the Parent Guarantor or any Subsidiary or any of their properties or revenues in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Neither the Parent Guarantor nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.

(a)The Parent Guarantor and its Subsidiaries have filed all federal and material state and other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither Constituent Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The Parent Guarantor filed its first federal income tax return for the fiscal year ended December 31, 2013.  Neither the Parent Guarantor nor any Subsidiary is in breach in any material respect of any obligation under the Tax Matters Agreement or any similar agreements.

(b)The Parent Guarantor operates in a manner to qualify for taxation as a REIT.  Each Subsidiary of the Parent Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.

Section 5.10.Title to Property; Leases.  The Parent Guarantor and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all Properties necessary or used in the ordinary conduct of its business (including all Unencumbered Properties), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Unencumbered Property is subject to any Liens (other than Permitted Liens).

Section 5.11.Licenses, Permits, Etc.

(a)The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)To the knowledge of each Constituent Company, no product or service of the Parent Guarantor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person except for such infringements the result of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)To the knowledge of each Constituent Company, there is no violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent Guarantor or any of its Subsidiaries except for such violations that could not reasonably be expected to have a Material Adverse Effect.

Section 5.12.Compliance with ERISA.

(a)The Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than for PBGC premiums due but not delinquent under section 4007 of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as could not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $20,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Parent Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries could not reasonably be expected to have a Material Adverse Effect.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by each Constituent Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.Private Offering.  Neither Constituent Company nor anyone acting on their behalf has offered the Notes, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than three other Institutional Investors, each of which has been offered the Notes and the Subsidiary Guaranty Agreement at a private sale for investment.  Neither Constituent Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Notes hereunder for general corporate purposes including for the repayment of existing Indebtedness.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness; Future Liens; Existing Investments.

(a)Except as described therein, Schedule 5.15(a) sets forth a complete and correct list of all outstanding Indebtedness of the Parent Guarantor and its Subsidiaries as of [March 31, 2015] (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent Guarantor or its Subsidiaries.  Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default (other than a permanent waiver) is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more

Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of either Constituent Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15(a).

Section 5.16.Foreign Assets Control Regulations, Etc.

(a)Neither the Parent Guarantor nor any Controlled Entity is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (2) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (3) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (1), clause (2) or clause (3), a “Blocked Person”).  Neither the Parent Guarantor nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (2) otherwise in violation of U.S. Economic Sanctions.

(c)Neither the Parent Guarantor nor any Controlled Entity (1) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (2) to each Constituent Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (3) has been assessed civil penalties under any

Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (4) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)(1)Neither the Parent Guarantor nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction applicable to the Parent Guarantor or any such Controlled Entity, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to each Constituent Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)To each Constituent Company’s actual knowledge after making due inquiry, neither the Parent Guarantor nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Parent Guarantor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.Status under Certain Statutes.  Neither the Parent Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.Environmental Matters.  Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither Constituent Company or any Subsidiary (a) has failed to comply with any

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received written notice of any claim with respect to any Environmental Liability, or (d) knows of any basis for any Environmental Liability.

Section 5.19.Notes Rank Pari Passu.

(a)The obligations of the Issuer under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Issuer, including, without limitation, all unsecured and unsubordinated senior Indebtedness of the Issuer described in Schedule 5.15(a).

(b)The obligations of the Parent Guarantor under this Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of the Parent Guarantor, including, without limitation, all unsecured and unsubordinated senior Indebtedness of the Parent Guarantor described in Schedule 5.15(a).

(c)The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty Agreement rank at least pari passu in right of payment with all other unsecured and unsubordinated senior Indebtedness (actual or contingent) of such Subsidiary Guarantor, including, without limitation, all unsecured and unsubordinated senior Indebtedness of such Subsidiary Guarantor described on Schedule 5.15(a).

Section 5.20.Solvency.  Each Constituent Company is Solvent, and the Subsidiary Guarantors, when taken on a consolidated basis with the Constituent Companies, are Solvent.

Section 5.21.Unencumbered Properties.  Each Unencumbered Property is an Eligible Unencumbered Property.

Section 6.	Representations of the Purchasers.

Section 6.1.Purchase for Investment.  Each Initial Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Initial Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Initial Purchaser’s or their property shall at all times be within such Initial Purchaser’s or their control.  Each Initial Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Parent Guarantor, the Issuer nor any Subsidiary Guarantor is required to register the Notes.

Section 6.2.Accredited Investors.   Each Initial Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).  Each Initial Purchaser further represents that such Initial Purchaser has had the opportunity to ask questions of the Constituent Companies and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1)

the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Constituent Companies.

Section 7.1.Financial and Business Information.  The Constituent Companies shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) five Business Days after the date the Parent Guarantor’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) is required to be filed with the SEC (without giving effect to any extension permitted by the SEC) and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1)a consolidated balance sheet of the Parent Guarantor as at the end of such quarter, and

(2)the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows of the Parent Guarantor, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows in accordance with GAAP, subject to changes resulting from normal year‑end audit adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Parent Guarantor’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)Annual Statements — within 120 days (or such shorter period as is the earlier of (x) 15 days after the date the Parent Guarantor’s Annual Report on Form 10‑K (the “Form 10‑K”) is required to be filed with the SEC (without giving effect to any extension permitted by the SEC) and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(1)consolidated and consolidating balance sheets of the Parent Guarantor as at the end of such year, and

(2)the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows of the Parent Guarantor for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent Guarantor’s Form 10‑K for such fiscal year (together with the Parent Guarantor’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Parent Guarantor or any Subsidiary to the administrative agent and/or banks generally pursuant to any Material Credit Facility (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, (2) each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which the Parent Guarantor or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to holders of Notes pursuant hereto, and (3) of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of a Constituent Company (1) becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or (2) has actual knowledge that any Person has given notice in writing or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action such Constituent Company is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within five days after a Responsible Officer of a Constituent Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that such Constituent Company or an ERISA Affiliate proposes to take with respect thereto:

(1)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement; or

(2)the institution by the PBGC of, or the written threat by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3)any event, transaction or condition that results in the incurrence of any liability by the Parent Guarantor or, to the knowledge of a Responsible Officer, any ERISA Affiliate pursuant to Title I or IV of ERISA (other than for PBGC premiums due but not delinquent under section 4007 of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Parent Guarantor’s independent auditors resign or the Parent Guarantor elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; provided, that delivery of a copy of a Current Report on Form 8-K reporting such resignation or change of independent auditors, prepared in accordance with the SEC’s requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(g);

(h)Change in Debt Rating — promptly, and in any event within 10 Business Days thereof, any announcement of any change in any Debt Rating; and

(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries (including, but without limitation, actual copies of the Parent Guarantor’s Form 10‑Q and Form 10‑K) or relating to the ability of either Constituent Company or any Subsidiary Guarantor to perform its obligations hereunder, under the Notes or under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by the following:

(a)Covenant Compliance – a certificate executed by a Senior Financial Officer of each Constituent Company setting forth the information from such financial statements that is required in order to establish whether the Constituent Companies were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)Event of Default – each certificate delivered pursuant to Section 7.2(a) shall include a certification that the Senior Financial Officer signatory thereto has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Constituent Company shall have taken or proposes to take with respect thereto.

(d)Subsidiary Guarantors – each certificate delivered pursuant to Section 7.2(a) shall include a certification of any changes to the composition of the Subsidiary Guarantor group, if any, during the quarterly period or the last quarter in the annual period covered by the statements then being furnished; and

(c)Unencumbered Property Report – a duly completed Unencumbered Property Report.

Section 7.3.Visitation.  Each Constituent Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Event of Default — if no Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to such Constituent Company, to visit the principal executive office of such Constituent Company, to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries with such Constituent Company’s officers, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Constituent Company, which consent will not be unreasonably withheld) to visit the other offices and properties of such Constituent Company and each of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if an Event of Default then exists, at the expense of such Constituent Company to visit and inspect any of the offices or properties of such Constituent Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Constituent Company authorizes said accountants to discuss the affairs, finances and accounts of such Constituent Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by a Constituent Company pursuant to Sections 7.1(a), (b), (c) or (g) and Section 7.2 shall be deemed to have been delivered if such Constituent Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser and each holder of a Note by e-mail;

(b)the Parent Guarantor shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://rexfordindustrial.com as of the Execution Date;

(c)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificates satisfying the requirements of Section 7.2 are timely posted by or on behalf of such Constituent Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d)such Constituent Company shall have filed any of the items referred to in Section 7.1(c) or (g) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in the case of any of clauses (b), (c) or (d), such Constituent Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, such Constituent Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.Optional Prepayments with Make-Whole Amount.  The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $2,500,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days (or such shorter period as may be agreed to by the Required Holders) and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.Maturity; Surrender, Etc.  In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.Purchase of Notes.  The Issuer will not, and will not permit any Controlled Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or a Controlled Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Issuer will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (i) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (ii) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.Offer to Prepay Notes in the Event of a Change in Control.

(a)Notice of Change in Control or Control Event.  The Constituent Companies will, within five Business Days after any Responsible Officer of either thereof has knowledge of the occurrence of any Change in Control or, to the extent such information has been disclosed to the public generally, any Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b).  If a Change in Control has occurred, such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).

(b)Condition to Company Action.  The Parent Guarantor will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action the Issuer shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Issuer prepays all Notes required to be prepaid in accordance with this Section 8.7.  Notwithstanding the foregoing, the Issuer shall not be required to give any notice pursuant to this Section 8.7(b) or to forbear taking any action that consummates or finalizes a Change in Control required by this Section 8.7(b) unless the information regarding such Change in Control to be contained in such notice shall have been disclosed to the public generally (and in such event the Issuer shall instead give the notice specified in Section 8.7(a) in respect of such Change in Control and the offer to prepay the Notes shall instead also be in accordance with Section 8.7(a)).

(c)Offer to Prepay Notes.  The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”).  If such Change in Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(d)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Issuer at least five Business Days prior to the Change in Control Proposed Prepayment Date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(e)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount.  The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(f).

(f)Deferral Pending Change in Control.  The obligation of the Issuer to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs.  The Constituent Companies shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Parent Guarantor that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(g)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control.

(h)“Change in Control” means an event or series of events by which:

(1)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity Securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such Securities that such person or group has the right to acquire pursuant to any option right);

(2)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)the passage of 30 days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement (excluding any contract or arrangement which, by its terms, requires as a condition to the closing of such transaction that the Notes be refinanced or paid in full) that, upon consummation thereof, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor, or control over the equity Securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such Securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such Securities.

(i)“Control Event” means (1) the execution by the Parent Guarantor or any of its Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control or (3) the making of any written offer by any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) to the holders of Equity Interests of the Parent Guarantor or of any of its Affiliates, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

Section 8.8.Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 9.	Affirmative Covenants.

From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 9.1.Compliance with Laws.  Without limiting Section 10.4, each Constituent Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.Insurance.  Each Constituent Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of either Constituent Company or any Subsidiary, insurance with respect to their properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

Section 9.3.Maintenance of Properties.  Each Constituent Company will, and will cause each of its Subsidiaries to, subject to the terms of all existing leases which demise any part of the Unencumbered Properties, keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted).

Section 9.4.Payment of Taxes and Claims.  Each Constituent Company will, and will cause each of its Subsidiaries to, file all federal and material state and other tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or could reasonably be expected to become a Lien on properties or assets of either Constituent Company or any Subsidiary, provided that neither Constituent Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by such Constituent Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Constituent Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Constituent Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.Existence, Etc.

(a)Subject to Section 10.2, each Constituent Company will at all times preserve and keep its corporate or other existence in full force and effect.  Subject to Sections 10.2 and 10.7, each Constituent Company will at all times preserve and keep in full force and effect the corporate or other existence of each of its Subsidiaries and all rights and franchises of each Constituent Company and its Subsidiaries unless, in the good faith judgment of such Constituent Company, the termination of or failure to preserve and keep in full force and effect such corporate or other existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

(b)The Parent Guarantor will at all times be the sole general partner of the Issuer.

(c)The Parent Guarantor will at all times own, directly or indirectly, at least 50% of the issued and outstanding Equity Interests of the Issuer and the Issuer will at all times constitute a Subsidiary of the Parent Guarantor.

(d)The Issuer will at all times own, directly or indirectly, all of the issued and outstanding Equity Interests in each Subsidiary Guarantor.

Section  9.6.Books and Records.  Each Constituent Company will, and will cause each of its Subsidiaries to, maintain (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Constituent Company and each of its Subsidiaries, as the case may be, and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over either Constituent Company or any of its Subsidiaries, as the case may be.  Each Constituent Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Constituent Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.Qualification as a REIT.  The Parent Guarantor will at all times continue to operate in a manner to qualify for taxation as a REIT.

Section 9.8Subsidiary Guarantors.

(a)The Constituent Companies will cause each Subsidiary that (x) owns an Unencumbered Property or (y) Guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility, to the extent that such Subsidiary is not then a party to the Subsidiary Guaranty Agreement, to:

(1)execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and

(2)deliver the following to each of holder of a Note:

(i)an executed counterpart of such Subsidiary Guaranty Supplement;

(ii)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(c), 5.2(c), 5.6(c), 5.7(c), 5.19(c) and 5.20 of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, as the case may be);

(iii)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty

Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty Agreement; and

(iv)an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement as were included in the legal opinions delivered on the date of the Closing with respect to Subsidiary Guarantors and the Subsidiary Guaranty Agreement.

(b)The holders of Notes will discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty Agreement upon the written request of either Constituent Company; provided that (1) either (i) the Parent Guarantor shall then have an Investment Grade Rating or (ii) such Subsidiary Guarantor shall no longer own any Unencumbered Property, (2) such Subsidiary Guarantor shall have been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) as a guarantor or additional or co-borrower under and in respect of Indebtedness under each Material Credit Facility, (3) at the time of such release and discharge, each Constituent Company shall have delivered a certificate of a Responsible Officer of such Constituent Company to the holders of Notes stating (i) that no Default or Event of Default has occurred and is continuing or will result from such release and discharge and (ii) that the requirements set forth in clauses (1) and (2) above have been satisfied, and (4) such Subsidiary Guarantor shall have no obligations (other than Unmatured Surviving Obligations) then outstanding under the Subsidiary Guaranty Agreement.  Upon satisfaction of the conditions to the discharge and release of a Subsidiary Guarantor from the Subsidiary Guaranty Agreement, at the request and sole cost and expense of the Constituent Companies, the holders of the Notes shall, within 10 Business Days of such request, countersign the request for release acknowledging the discharge and release of such Subsidiary Guarantor.

Section 9.9.Ratings Requirement.  The Constituent Companies will at all times maintain a credit rating from S&P, Moody’s or Fitch on the Notes.

Section 10.	Negative Covenants.

From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Constituent Companies covenant that:

Section 10.1.Transactions with Affiliates.  The Constituent Companies will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of either Constituent Company or any Subsidiary, whether or not in the ordinary course of business; provided that the foregoing shall not apply to:

(a)any transaction in the ordinary course of business (1) on fair and reasonable terms substantially as favorable to such Constituent Company or such Subsidiary as would be obtainable by such Constituent Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or (2) that comply with the requirements of the North America Security Administrators Association’s Statement of Policy of Real Estate Investment Trusts;

(b)payments to or from such Affiliates under leases of commercial space on market terms;

(c)payment of fees under asset or property management agreements under terms and conditions available from non-Affiliate third party qualified management companies;

(d)Investments by the Constituent Companies and their Subsidiaries in Unconsolidated Affiliates otherwise permitted pursuant to this Agreement;

(e)transactions between the Constituent Companies and their Subsidiaries otherwise permitted (or not prohibited) hereunder; and

(f)Restricted Payments permitted under Section 10.8.

Section 10.2.Merger, Consolidation, Etc.  The Constituent Companies will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a)any Subsidiary (other than the Issuer) may convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions (1) to a Constituent Company, (2) to another Subsidiary so long as if the transferor in such conveyance, transfer or lease is a Subsidiary Guarantor, the transferee shall be, or shall have become in accordance with Section 9.8(a), a Subsidiary Guarantor, or (3) in compliance with the provisions of Section 10.7;

(b)any Subsidiary (other than the Issuer) may consolidate or merge with any Person so long as:

(1)if such Subsidiary is a Subsidiary Guarantor, then (i) such Subsidiary Guarantor or another Subsidiary Guarantor or a Constituent Company is the successor entity, so long as in any merger or consolidation involving a Constituent Company, such Constituent Company shall be the surviving or continuing entity, or (ii) if such Subsidiary Guarantor or another Subsidiary Guarantor or a Constituent Company is not the successor entity (A) such successor entity shall have become a Subsidiary Guarantor in accordance with Section 9.8(a) and (B) the Parent Guarantor and each other Subsidiary Guarantor shall have reaffirmed in writing its obligations hereunder or under the Subsidiary Guaranty Agreement, as the case may be; and

(2)such Subsidiary is not a Subsidiary Guarantor; and

(3)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(c)either Constituent Company may consolidate or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person so long as:

(1)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of a Constituent Company as an entirety, as the case may be (the “Successor Entity”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)if the Successor Entity is not the same Constituent Company, (i) such Successor Entity shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and, in the case of the Issuer, the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (ii) the Successor Entity shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably acceptable to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) the Parent Guarantor (unless it is the party subject to such transaction or series of transactions) and each Subsidiary Guarantor shall have reaffirmed in writing its obligations hereunder and under the Subsidiary Guaranty Agreement, as the case may be; and

(3)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of a Constituent Company or a Subsidiary Guarantor shall have the effect of releasing such Constituent Company or any Successor Entity that shall theretofore have become such in the manner prescribed in this Section 10.2 or, unless it is released in accordance with the provisions of Section 9.8(b), any Subsidiary Guarantor from its liability hereunder, under the Notes or under the Subsidiary Guaranty Agreement.

Section 10.3.Line of Business.  The Constituent Companies will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Offering Materials.

Section 10.4.Terrorism Sanctions Regulations.  The Constituent Companies will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target  of sanctions imposed by the United Nations or by the European Union, (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder to be in violation of any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engage in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.5.Liens.  The Constituent Companies will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any Unencumbered Property, other than the following:

(a)Liens for taxes, assessments and governmental charges and levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)(1) carriers’, warehousemen’s or other like Liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days, (ii) do not materially and adversely affect the operation of such Unencumbered Property, or (iii) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and (2) mechanics’ and materialmen’s Liens arising in the ordinary course of business in an aggregate amount (as to all such Liens) not exceeding $1,000,000, which are (i) not then being enforced in a pending civil action to foreclose unless any such Lien has been removed from the applicable Unencumbered Property by the filing of an appropriate bond in accordance with the California Civil Code, (ii) do not materially and adversely affect the operation of such Unencumbered Property, or (iii) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(d)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, and other similar encumbrances affecting any Unencumbered Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of such Unencumbered Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f)tenant leases and other interests of lessees and lessors under leases of real property made in the ordinary course of business; and

(g)Liens securing judgments and attachments not constituting an Event of Default under Section 11(i).

Section 10.6.Investments.  The Constituent Companies will not, and will not permit any Subsidiary to, make any Investments, except:

(a)Investments held by either Constituent Company or any Subsidiary on the Execution Date and listed on Schedule 10.6;

(b)Investments held by either Constituent Company or any Subsidiary in the form of cash or cash equivalents;

(c)advances to officers, directors and employees of either Constituent Company or any Subsidiary in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)Investments of either Constituent Company or any Subsidiary in any Constituent Company or Subsidiary;

(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)Investments in income producing Properties and assets incidental thereto (including Investments in Equity Interests of Persons who own such Properties and assets);

(g)Investments in unimproved land holdings and construction in progress (including Investments in the Equity Interests of Persons who own such unimproved land holdings and construction in progress) in an aggregate amount not exceeding 15% of Total Asset Value;

(h)Investments in mortgages, mezzanine loans and notes receivable (including Investments in the Equity Interests of Persons who own such mortgages, mezzanine loans and notes receivable) in an aggregate amount not exceeding 15% of Total Asset Value;

(i)Investments in Unconsolidated Affiliates in an aggregate amount not exceeding 25% of Total Asset Value; and

(j)additional Investments in an aggregate amount not to exceed $5,000,000;

provided that any determination as to whether an Investment shall be permitted hereunder will be made at the time of, and after giving effect to, such Investment; provided, further, that Investments under Sections 10.6(g) through 10.6(j), inclusive, shall not exceed 30% of Total Asset Value.

Section 10.7.Dispositions.  The Constituent Companies will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a)Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions in the ordinary course of business;

(c)Dispositions of equipment to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property or (2) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property by any Subsidiary of the Issuer to the Issuer or to a Wholly-Owned Subsidiary of the Issuer; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Issuer or a Subsidiary Guarantor;

(e)Dispositions of Properties so long as no Default exists or would result therefrom; and

(f)Dispositions permitted by Section 10.2 (other than Section 10.2(a)(3)).

Section 10.8.Restricted Payments.  The Constituent Companies will not, and will not permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)each Subsidiary of the Issuer may make Restricted Payments to the Issuer and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)either Constituent Company or any Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, either Constituent Company or any Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from an issue of new shares of its common stock or other Equity Interests within 90 days before such Restricted Payment;

(d)the Issuer may make Restricted Payments to the Parent Guarantor and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organizational Documents, to such other holders of Equity Interests, in amounts sufficient to permit the Parent Guarantor to make, and the Parent Guarantor may make, Restricted Payments, for any 12-month period, not to exceed an amount equal to the greater of: (1)(i) 95% multiplied by (ii) Funds From Operations for such period and (2) the aggregate amount of Restricted Payments required to be made by the Parent Guarantor in order for it to (i) maintain its status as a REIT and (ii) avoid the payment of federal or state income or excise tax; provided that to the extent a Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment by the Parent Guarantor (other than a Default or Event of Default specified in Section 11(g) or Section 11(h) or a Default or an Event of Default that has resulted in the Required Holders exercising their remedies under Section 12, in which case no Restricted Payments otherwise permitted under this clause (d) may be made), the Issuer may only make Restricted Payments to the Parent Guarantor and, to the extent corresponding distributions to other holders of its Equity Interests are required by its Organizational Documents, to such other holders of Equity Interests, in amounts sufficient to permit the Parent Guarantor to make, and the Parent Guarantor may make, Restricted Payments in the minimum amount required in order for the Parent Guarantor to maintain its status as a REIT;

(e)either Constituent Company or any Subsidiary may make non-cash Restricted Payments in connection with employee, trustee and director stock option plans or similar employee, trustee and director incentive arrangements; and

(f)so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, with respect to an equity award granted pursuant to an equity incentive compensation plan to any current or former director, employee, independent contractor or other service provider, in each case, of either Constituent Company or any Subsidiary, (1) the withholding of Equity Interests to satisfy any applicable withholding tax obligations and/or exercise or purchase price, (2) the repurchase or acquisition by either Constituent Company of such entity’s Equity Interests or (3) the grant, award, modification or payment of any such equity award.

Section 10.9.Financial Covenants.

(a)Maximum Leverage Ratio.  The Constituent Companies will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Parent Guarantor, to exceed 60%; provided that for the two consecutive quarters following any Significant Acquisition, the Leverage Ratio may exceed 60%, but it may not exceed 65%; provided further that such adjustment for any Significant Acquisition may only occur up to four times during the term of this Agreement.

(b)Maximum Secured Leverage Ratio.  The Constituent Companies will not permit Total Secured Debt, as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 45% of Total Asset Value.

Notwithstanding the foregoing, the Constituent Companies will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and each Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Constituent Companies and/or any such Subsidiary, as the case may be, from counsel and in a form that is reasonably acceptable to the Required Holders.

(c)Maximum Secured Recourse Debt.  The Constituent Companies will not permit Total Secured Recourse Debt, as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 15% of Total Asset Value.

(d)Minimum Tangible Net Worth.  The Constituent Companies will not permit Tangible Net Worth, at any time, to be less than the sum of (1) $283,622,250, and (2) an amount equal to 75% of the net equity proceeds received by the Parent Guarantor after March 31, 2014 (other than any such proceeds that are received within 90 days before or after any redemption of Equity Interests of a Constituent Company permitted hereunder).

(e)Minimum Fixed Charge Coverage Ratio.  The Constituent Companies will not permit the ratio of (1) Adjusted EBITDA to (2) Fixed Charges for the Calculation Period ending as of the last day of any fiscal quarter of the Parent Guarantor, to be less than 1.50 to 1.00.

(f)Unencumbered Leverage Ratio.  The Constituent Companies will not permit Total Unsecured Debt, as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60% of Unencumbered Asset Value; provided that for the two consecutive quarters following any Significant Acquisition, the Unencumbered Leverage Ratio may exceed 60%, but it may not exceed 65%; provided further that such adjustment for any Significant Acquisition may only occur up to four times during the term of this Agreement.

(g)Unencumbered Interest Coverage Ratio. The Constituent Companies will not permit the Unencumbered Interest Coverage Ratio for the Calculation Period ending as of the last day of any fiscal quarter of the Parent Guarantor to be less than 1.75 to 1.00.

Section 11.Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)either Constituent Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.5(b), (c) or (d), Section 9.7 or Section 10; or

(d)either Constituent Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein or in the Subsidiary Guaranty Agreement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of either Constituent Company obtaining actual knowledge of such default and (2) either Constituent Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)) or if such failure does not pertain to Sections 7.1, 7.2, 7.3 or the first sentence of Section 9.5(a) and is capable of being cured but not within 30 days, such longer period (but in no event to exceed an additional 30 days) as may be reasonably necessary to cure such failure so long as such Constituent Company or such Subsidiary Guarantor commences such cure within the initial 30 days and is diligently pursuing such cure; or

(e)(1) any representation or warranty made in writing by or on behalf of a Constituent Company or by any officer of either Constituent Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of any Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any Subsidiary Guaranty Supplement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(1) either Constituent Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under Swap Contracts) that is outstanding in an aggregate principal amount of at least the Threshold Amount beyond any period of grace provided with respect thereto, or (2) either Constituent Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least the Threshold Amount or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) either Constituent Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least the Threshold Amount, or (ii) one or more Persons have the right to require either Constituent Company or any Subsidiary so to purchase or repay such Indebtedness, or (4) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (i) any event of default under such Swap Contract as to which either Constituent Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (ii) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which either Constituent Company or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Constituent Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(g)either Constituent Company or any Subsidiary (other than an Immaterial Subsidiary) (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by either Constituent Company or any Subsidiary (other than an Immaterial Subsidiary), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Constituent Company or any Subsidiary (other than an Immaterial Subsidiary), or any such petition shall be filed against either Constituent Company or any Subsidiary

(other than an Immaterial Subsidiary) and such petition shall not be dismissed within 60 days; or

(i)one or more final judgments or orders for the payment of money aggregating in excess of the Material Amount, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Constituent Companies and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j)if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (4) the Parent Guarantor or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) either Constituent Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Constituent Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)the Subsidiary Guaranty Agreement shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement, or the obligations of any Subsidiary Guarantor (other than any Subsidiary Guarantor that is released pursuant to Section 9.8(b)) under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement.

Section 12.	Remedies on Default, Etc.

Section 12.1.Acceleration.

(a)If an Event of Default with respect to either Constituent Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (2) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies.  If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Constituent Companies under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all documented costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.Guaranty.

Section 13.1.The Guaranty.  The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each holder of a Note (a) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, Make-Whole Amount, if any, and interest (including any interest accruing after the commencement of any proceeding in bankruptcy and any additional interest that would accrue but for the commencement of such proceeding) on the Notes and all other obligations of the Issuer under this Agreement and (b) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or observed by the Issuer under the terms of this Agreement and the Notes (all the foregoing being hereinafter collectively called the “Obligations”).  The Parent Guarantor further agrees (to the extent permitted by applicable law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 13 notwithstanding any extension or renewal of any Obligation; provided that nothing in this Section 13.1 shall limit any rights to the Parent Guarantor with respect to amendments to this Agreement.

Section 13.2.Waiver of Defenses.  The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment.  The Parent Guarantor waives notice of any default under this Agreement, the Notes or the other Obligations.  The obligation of the Parent Guarantor hereunder shall not be affected by (a) the failure of any holder of a Note to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Subsidiary Guarantor) under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (d) the acceptance of any security or Guarantee (including, without limitation, the Subsidiary Guaranty Agreement) by any holder of a Note for the Obligations or any of them; (e) the release of any security or Guarantee (including, without limitation, the Subsidiary Guaranty Agreement) held by any holder of a Note for the Obligations or any of them; (f) the release of the Issuer, any Subsidiary Guarantor or any other Person from its liability with respect to the Obligations; (g) any act or failure to act with regard to the Obligations; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedure affecting the Issuer, any Subsidiary Guarantor or any other Person or any of the assets of any of them, or any allegation or contest of the validity of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or the disaffirmance of this Agreement or the Notes or the Subsidiary Guaranty Agreement or any other agreement in any such proceeding; (i) the invalidity or unenforceability of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement; (j) the impossibility or illegality of performance on the part of the Issuer, any Subsidiary Guarantor or any other Person of its obligations under the Notes, this Agreement, the Subsidiary Guaranty Agreement or any other instrument or agreement; (k) in respect of the Issuer, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), acts of terrorists, civil commotions, acts of God or the public enemy, delays or failures of suppliers or carriers, inability to obtain materials, action of any Governmental Authority, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Issuer, any Subsidiary Guarantor or any other Person and whether or not of the kind above specified; or (l) any change in the ownership of the Issuer.

It being understood that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Section 13.2 that the obligations of the Parent Guarantor shall be absolute, unconditional and irrevocable to the extent herein specified and shall not be discharged, impaired or varied except by the payment of the Obligations and then only to the extent of such payment.  It is also understood that the Parent Guarantor is not waiving any right that it has to consent to amendment to this Agreement.

Section 13.3.Guaranty of Payment.  The Parent Guarantor further agrees that the Guarantee herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any holder of a Note to any other Person or to any security held for payment of the Obligations.

Section 13.4.Guaranty Unconditional.  The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder of a Note to assert any claim or demand or to enforce any remedy under this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

Section 13.5.Reinstatement.  The Parent Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

Section 13.6.Payment on Demand.  In furtherance of the foregoing and not in limitation of any other right which any holder of a Note has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by any holder of a Note, forthwith pay, or cause to be paid, in cash, to the holders an amount equal to the sum of (a) the unpaid amount of such Obligations then due and owing and (b) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by applicable law).

The Parent Guarantor acknowledges and agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under the terms of a Note or this Agreement and that notwithstanding recovery hereunder for or in respect of any given Default or Event of Default, the Guarantee contained in this Section 13 shall remain in full force and effect and shall apply to each and every subsequent Default or Event of Default.

Section 13.7.Stay of Acceleration.  The Parent Guarantor further agrees that, as between itself, on the one hand, and the holders of the Notes, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Agreement for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Guarantee.

Section 13.8.No Subrogation.  Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of any holder of a Note against the Issuer or any collateral security or Guarantee or right of offset held by any holder for the payment of the Obligations, nor shall the Parent Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any Subsidiary Guarantor in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the holders of the Notes by the Issuer on account of the Obligations (other than Unmatured Surviving Obligations) are paid in full.  If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Obligations (other than Unmatured Surviving Obligations) shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the holders of the Notes, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the holders of the Notes in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the holders of the Notes, if required), to be applied against the Obligations.

Section 13.9.Marshalling.  No holder of a Note shall be under any obligation:  (a) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes and this Agreement or the obligations of the Parent Guarantor hereunder or (b) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lighten the Parent Guarantor’s burden, any right to which the Parent Guarantor hereby expressly waives.

Section 13.10.Transfer of Notes.  So long as any such transfer is made in accordance with this Agreement, all rights of any holder of a Note under this Section 13 shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such holder whether with or without the consent of or notice to the Parent Guarantor under this Section 13.

Section 13.11.Consideration.  The Parent Guarantor has received, or shall receive, direct or indirect benefits from the making of this Guarantee.

Section 14.	Registration; Exchange; Substitution of Notes.

Section 14.1.Registration of Notes.  The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.Transfer and Exchange of Notes.  Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.3.

Section 14.3.Replacement of Notes.  Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an Initial Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 15.	Payments on Notes.

Section 15.1.Place of Payment.  Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-

Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2.  The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 16.	Expenses, Etc.

Section 16.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Constituent Companies will pay all documented costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the documented costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the documented costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either Constituent Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the reasonable and documented costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000; provided further, that in connection with the execution of this Agreement and the Closing, the Constituent Companies will not be required to pay the attorney’s fees for more than a single special counsel acting for all Initial Purchasers.  The Constituent Companies will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (2) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 16.2.Survival.  The obligations of each Constituent Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

Section 17.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of either a Constituent Company pursuant to this Agreement shall be deemed representations and warranties of the Constituent Companies under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Constituent Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 18.	Amendment and Waiver.

Section 18.1.Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of each of the Constituent Companies (or only the Issuer in the case of the Notes), and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing in Section 4, or (3) amend any of Sections 8, 11(a), 11(b), 12, 13, 18 or 21.

Section 18.2.Solicitation of Holders of Notes.

(a)Solicitation. A Constituent Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of the Subsidiary Guaranty Agreement.  A Constituent Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment. Neither Constituent Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 18 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to a Constituent Company or any Affiliate in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 18.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 18 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon each Constituent Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between either Constituent Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 18.4.Notes Held by a Constituent Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Constituent Company or any Affiliate shall be deemed not to be outstanding.

Section 19.	Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Constituent Companies in writing,

(2)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Constituent Companies in writing, or

(3)if to either Constituent Company, to such Constituent Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer and Secretary, or at such other address as such Constituent Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Section 20.	Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  Each Constituent Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit either Constituent Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 21.	Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of either Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by either Constituent Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Note and subject to such Purchaser’s confidentiality procedures), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (5) any Person from which it offers to purchase any Security of either Constituent Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (6) any federal or state regulatory authority having jurisdiction over such Purchaser in each case as requested or required by such authority, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party (and, subject to clause (iv) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonable efforts to give notice thereof to the Constituent Companies prior to such disclosure) or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by either Constituent Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Constituent Companies embodying this Section 21.

In the event that as a condition to receiving access to information relating to either Constituent Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Constituent Companies, this Section 21 shall supersede any such other confidentiality undertaking.

Section 22.	Substitution of Initial Purchaser.

Each Initial Purchaser shall have the right to substitute any one of its Affiliates or another Initial Purchaser or any one of such other Initial Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Constituent Companies, which notice shall be signed by both such Initial Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Initial Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such Initial Purchaser.  In the event that such Substitute Purchaser is so substituted as an Initial Purchaser hereunder and such Substitute Purchaser thereafter transfers to such Initial Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Constituent Companies of notice of such transfer, any reference to such Substitute Purchaser as an “Initial Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such Initial Purchaser, and such Initial Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 23.	Miscellaneous.

Section 23.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 23.2.Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent Guarantor to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4.Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 23.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7.Jurisdiction and Process; Waiver of Jury Trial.

(a)Each Constituent Company and each Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each

Constituent Company and each Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Constituent Company and each Purchaser consents to process being served by or on behalf of any party hereto in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such party shall then have been notified pursuant to said Section.  Each Constituent Company and each Purchaser agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 23.7 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right that such party may have to bring proceedings against any other party hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other document executed in connection herewith or therewith.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Constituent Companies, whereupon this Agreement shall become a binding agreement between you and the Constituent Companies.

Very truly yours,
Rexford Industrial Realty, L.P., as Issuer By /s/ Adeel Khan Its Chief Financial Officer

Rexford Industrial Realty, Inc., as Parent Guarantor By /s/ Adeel Khan Its Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

Massachusetts Mutual Life Insurance Company

By:Babson Capital Management LLC as Investment Adviser

By:/s/ John B. Wheeler

Name:John B. Wheeler

Title:Managing Director

C.M. Life Insurance Company

By:Babson Capital Management LLC as Investment Adviser

By:/s/ John B. Wheeler

Name:John B. Wheeler

Title:Managing Director

Massmutual Asia Limited

By:Babson Capital Management LLC as Investment Adviser

By:/s/ John B. Wheeler

Name:John B. Wheeler

Title:Managing Director

Banner Life Insurance Company

By:Babson Capital Management LLC as Investment Adviser

By:/s/ John B. Wheeler

Name:John B. Wheeler

Title:Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

New York Life Insurance Company

By:/s/ Aron Davidowitz

Name:Aron Davidowitz

Title:Corporate Vice President

New York Life Insurance And Annuity Corporation

By:NYL Investors LLC, its Investment Manager

By:/s/ Aron Davidowitz

Name:Aron Davidowitz

Title:Senior Director

New York Life Insurance And Annuity Corporation

Institutionally Owned Life Insurance Separate Account (boli 3-2)

By:NYL Investors LLC, its Investment Manager

By:/s/ Aron Davidowitz

Name:Aron Davidowitz

Title:Senior Director

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Ground Lease” means each ground lease with respect to any Unencumbered Property executed by either Constituent Company or any Subsidiary, as lessee, (a) that has a remaining lease term (including extension or renewal rights) of at least 30 years, calculated as of the date such Property becomes an Unencumbered Property, (b) that is in full force and effect, (c) is transferable and assignable either without the landlord’s prior consent or with such consent, which, however, will not be unreasonably withheld or conditioned by landlord other than a ground lease in which the lessee is a governmental agency or political subdivision of the State of California, and (d) pursuant to which (1) no default or terminating event exists thereunder, and (2) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder.

“Adjusted EBITDA” means, as of any date, EBITDA for the Parent Guarantor and its Subsidiaries for the most recently ended Calculation Period minus the aggregate Annual Capital Expenditure Adjustment for all Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Unless otherwise specified, all references to an Affiliate or Affiliates shall refer to an “Affiliate” or “Affiliates” of the Parent Guarantor.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Annual Capital Expenditure Adjustment” means, with respect to any Property as of any date, an amount equal to the product of (a) $0.10 multiplied by (b) the aggregate net rentable area (determined on a square feet basis) of such Property.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

Schedule A

(to Note Purchase and Guarantee Agreement)

“Bank Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 11, 2014 among, the Issuer, the Parent Guarantor, each lender from time to time a party thereto and Bank of America, N. A., as administrative agent, swing line lender and L/C issuer, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

“Calculation Period” means, as of any date, the most recent four fiscal quarter period ending on or prior to such date for which financial statements have been delivered or were required to be delivered pursuant to Section 7.1(a) or (b).

“Capitalization Rate” means 6.75%.

“Change in Control” is defined in Section 8.7(h).

“Change in Control Proposed Prepayment Date” is defined in Section 8.7(c).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986.

“Confidential Information” is defined in Section 21.

“Constituent Companies” is defined in the Preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Event” is defined in Section 8.7(i).

“Controlled Entity” means (a) any of the Subsidiaries of Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (b) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Debt Rating” means the long-term unsecured senior, non-credit enhanced debt rating of the Parent Guarantor or the Issuer by S&P, Moody’s or Fitch.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that per annum rate of interest that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than, in the case of the Parent Guarantor and its Subsidiaries, a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“EBITDA” means, for the Parent Guarantor and its Subsidiaries, on a consolidated basis (without duplication), for any period, an amount equal to (a) Net Income for such period, in each case, excluding (1) any non-recurring or extraordinary gains and losses for such period (including gains and losses on Dispositions not made in the ordinary course of business), (2) any income or gain and any loss or expense in each case resulting from early extinguishment of Indebtedness, and (3) any income or gain or any expense or loss resulting from a Swap Contract (including by virtue of a termination thereof), plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with (1) Interest Expense (including amortization of deferred financing costs, to the extent included in the determination of Interest Expense per GAAP), (2) income taxes, (3) depreciation and amortization, (4) amounts deducted as a result of the application of FAS 141, (5) non-cash losses and expenses, and (6) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP, plus (c) without duplication of amounts included in clauses (a) and (b) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate, minus (d) all cash payments made during such period on account of non-cash losses and expenses added to EBITDA pursuant to clause (b)(5) above in a previous period.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Unencumbered Property” means, as of any date, each Property that meets the following criteria:

(a)such property is primarily an industrial, light manufacturing, mixed or flex property;

(b)such Property is located within the United States;

(c)such Property is Wholly-Owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer that is a Subsidiary Guarantor (unless such Subsidiary Guarantor has been released pursuant to Section 9.8(b)) in fee simple or leased pursuant to an Acceptable Ground Lease;

(d)such Property is not encumbered by or subject to any Lien (other than Permitted Liens), springing or contingent Lien, or Negative Pledge;

(e)if such Property is owned by a Subsidiary of the Issuer, then such Subsidiary may not incur, Guarantee, or otherwise be liable for any Indebtedness (other than Indebtedness that is pari passu with the Notes);

(f)except for restrictions set forth herein, in the Tax Matters Agreement, and any future tax sharing agreement containing substantially the same restrictions as are set forth in the Tax Matters Agreement, the Issuer or the applicable Subsidiary of the Issuer that owns such Property has the right to (1) Dispose of such Property, and (2) create a Lien on such Property as security for Indebtedness of the Issuer or such Subsidiary without the need to obtain any unfettered or entirely discretionary consent or approval by any Person;

(g)such Property is not unimproved land or property under development; and

(h)such Property is substantially free of all structural defects or major architectural deficiencies, title defects, material environmental conditions which are not being mitigated in accordance with applicable law or present a material risk of economic impairment or liability beyond customary levels of environmental impact typically encountered with improved real property used for industrial or light manufacturing purposes, or other adverse matters that would materially impair the value of such Property.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Environmental Liability” means, with respect to either Constituent Company or any Subsidiary, any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of such Constituent Company or such Subsidiary resulting from (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed on either Constituent Company or any Subsidiary with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the Securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent Guarantor under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934.

“Execution Date” is defined in Section 3.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charges” means, for the Parent Guarantor and its Subsidiaries, on a consolidated basis, for any period, the sum (without duplication) of (a) Interest Expense required to be paid in cash during such period, plus (b) scheduled principal payments on account of Indebtedness of the Parent Guarantor and its Subsidiaries (excluding any balloon payments on any Indebtedness, but only to the extent that the amount of such balloon payment is greater than the scheduled principal payment immediately preceding such balloon payment), plus (c) Restricted Payments paid in cash (other than to the Parent Guarantor or Subsidiary) with respect to preferred Equity Interests of the Parent Guarantor and its Subsidiaries, plus (d) the amounts described in clauses (a) and (b) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate, all for such period.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“Funds From Operations” means, for the Parent Guarantor and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income plus (b) depreciation and amortization expense determined in accordance with GAAP excluding amortization expense attributable to capitalized debt costs; provided that there shall not be included in such calculation (1) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (2) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (3) any capital gains and taxes on capital gains, (4) income (or loss) associated with third-party ownership of non-controlling Equity Interests, and (5) gains or losses on the sale of discontinued operations.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)the government of

(1)the United States of America or any state or other political subdivision thereof, or

(2)any other jurisdiction in which either Constituent Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either Constituent Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (2) to purchase or lease property, Securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (3) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (4) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is restricted, prohibited or penalized by any applicable law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Immaterial Subsidiaries” means one or more Subsidiaries of the Parent Guarantor (other than any Subsidiary Guarantor) whose assets that are used in the calculation of Total Asset Value do not exceed (a) 2% of Total Asset Value for any one Subsidiary or (b) 5% of Total Asset Value in the aggregate for all such Subsidiaries, and “Immaterial Subsidiary” means any one of the Immaterial Subsidiaries.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” means, for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable that are not past due for more than 90 days, unless such obligations are being contested in good faith);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)capital leases and Synthetic Lease Obligations;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be determined in accordance with GAAP.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Initial Purchaser” or “Initial Purchasers” means each of the Purchasers that has executed and delivered this Agreement to the Constituent Companies on the Execution Date.

“Institutional Investor” means (a) any Initial Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, for the Parent Guarantor and its Subsidiaries, on a consolidated basis, for any period, without duplication, total interest expense determined in accordance with GAAP (including for the avoidance of doubt capitalized interest and interest expense attributable to the Parent Guarantor’s and its Subsidiaries’ ownership interests in Unconsolidated Affiliates) for such period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other Securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Debt Rating of at least “BBB-”or “Baa3” or “BBB-” by at least two of S&P, Moody’s and Fitch, respectively.

“Issuer” is defined in the Preamble.

“Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness to (b) Total Asset Value.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to any Property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the holders of Notes under this Agreement or the Subsidiary Guaranty Agreement or the ability of the Constituent Companies and the Subsidiary Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes or the Subsidiary Guaranty Agreement, or (c) the validity or enforceability against either Constituent Company or any Subsidiary Guarantor of this Agreement, the Notes or the Subsidiary Guaranty Agreement.

“Material Amount” means the lesser of (a) $40,000,000 and (b) such amount as is the then lowest threshold amount for the payment of one or more final judgments that triggers an event of default under any Material Credit Facility.

“Material Credit Facility” means, as to the Constituent Companies and their Subsidiaries,

(a)the Bank Credit Agreement; and

(b)any other agreement(s) creating or evidencing indebtedness for borrowed money (excluding any Non-Recourse Debt) entered into on or after the date of Closing by either Constituent Company or any Subsidiary, or in respect of which either Constituent Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (other than a guaranty of Customary Recourse Exceptions) (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) to which the Parent Guarantor or any ERISA Affiliate thereof makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Negative Pledge” means a provision of any agreement (other than (x) this Agreement and (y) any other agreement in favor of the holders of Indebtedness that is pari passu with the Notes that only prohibits creation of a Lien on Unencumbered Property on terms no more onerous in any material respect than those set forth in this Agreement, provided that the requirement that such Indebtedness be pari passu with the Notes shall apply only at such times as the Bank Credit Facility contains a similar requirement in respect of the obligations thereunder) that prohibits the creation of any Lien on any assets of a Person; provided, however, that (a) an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, and (b) any requirement for the grant in favor of the holders of Unsecured Debt of an equal and ratable Lien in connection with a pledge of any property or asset to secure the Notes shall not constitute a “Negative Pledge” for purposes of this Agreement.

“Net Income” means the net income (or loss) of the Parent Guarantor and its Subsidiaries on a consolidated basis for any period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organization documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that the Parent Guarantor’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent Guarantor, except that the Parent Guarantor’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent Guarantor or a Subsidiary as a Restricted Payment (and in the case of a Restricted Payment to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Parent Guarantor as described in clause (b) of this proviso).

“Net Operating Income” means, for any Property for any period, an amount equal to (a) the aggregate gross revenues from the operations of such Property during such period from tenants that were in occupancy and paying rent during such period, minus (b) the sum of (1) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization, capital expenditures and expenses and other non-cash expenses), and (2) an amount equal to the greater of (i) 2.50% of rents and (ii) actual management fees paid in cash, which expenses and accruals shall be calculated in accordance with GAAP.

“Non-Recourse Debt” means, for any Person, any Indebtedness of such Person in which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions).

“Notes” is defined in Section 1.

“Obligations” is detailed in Section 13.1

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Offering Materials” is defined in Section 5.3.

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent Guarantor” is defined in the Preamble.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” means Liens permitted by Section 10.5.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to ERISA, other than a Multiemployer Plan, that is or, within the preceding six years, has been established or maintained, or to which contributions are or, within the preceding six years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Properties” means real estate properties owned by the Parent Guarantor or any of its Subsidiaries, and “Property” means any one of the Properties.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each Initial Purchaser and such Initial Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Recourse Debt” means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt; provided that, in the case of the Parent Guarantor and its Subsidiaries,

Indebtedness of a single-purpose entity which is secured by substantially all of the assets of such single-purpose entity but for which there is no recourse to the Parent Guarantor or any other Subsidiary (other than with respect to Customary Recourse Exceptions) shall not be considered Recourse Debt even if such Indebtedness is fully recourse to such single-purpose entity and unsecured Guarantees with respect to Customary Recourse Exceptions provided by the Parent Guarantor or any Subsidiary of mortgage loans to Subsidiaries or Unconsolidated Affiliates shall not be Recourse Debt as long as no demand for payment or performance thereof has been made.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Constituent Company or any Affiliate).

“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person (a) with responsibility for the administration of the relevant portion of this Agreement or (b) designated by a Senior Financial Officer as such in a notice to the holders of the Notes.

“Restricted Payment” means any dividend or other distribution (whether in cash, Securities or other property) with respect to any capital stock or other Equity Interest of the Parent Guarantor or any of its Subsidiaries, or any payment (whether in cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent Guarantor’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Debt” means, for any Person as of any date, Indebtedness of such Person that is secured by a Lien.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Senior Financial Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, vice president corporate finance, treasurer, assistant treasurer, controller, comptroller or any other officer of such Person with similar responsibility.  Any reference to a “Senior Financial Officer” of the Issuer shall be deemed to refer to a Senior Financial Officer of the Parent Guarantor, in its capacity as the sole general partner of the Issuer.

“Significant Acquisition” means the acquisition of one or more Properties or portfolios of Properties or operating businesses (a) in a single transaction for a purchase price of not less than 10% of Total Asset Value as of the last day of the then most recently ended Calculation Period, or (b) in two transactions closed within a 30-consecutive day period for an aggregate purchase price of not less than 10% of Total Asset Value as of the last day of the most recently ended Calculation Period.

“Solvent”  means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.

“Subsidiary Guarantors” means, as of any date, all Subsidiaries of the Parent Guarantor that have executed the Subsidiary Guaranty Agreement (or a Subsidiary Guaranty Supplement), but excluding all Subsidiaries of the Parent Guarantor that have been released from the Subsidiary Guaranty Agreement, and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.

“Subsidiary Guaranty Agreement” is defined in Section 2.2.

“Subsidiary Guaranty Supplement” is defined in Section 9.8(a)(1).

“Substitute Purchaser” is defined in Section 22.

“Successor Entity” is defined in Section 10.2(c)(1).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, for the Parent and its Subsidiaries, as of any date, (a) total equity on a consolidated basis determined in accordance with GAAP, minus (b) all intangible assets on a consolidated basis determined in accordance with GAAP plus (c) all depreciation determined in accordance with GAAP.

“Tax Matters Agreement” means that certain Tax Matters Agreement entered into as of July 24, 2013, by and among the Parent Guarantor, the Issuer and each limited partner of the Issuer named therein.

“Threshold Amount” means the lesser of (a) (1) with respect to Indebtedness (other than under Swap Contracts), $80,000,000 in the case of Recourse Debt or $150,000,000 in the case of Non-Recourse Debt and (2) with respect to Swap Contracts, $80,000,000 and (b) such amounts as are the then lowest corresponding threshold amounts for the triggering of a cross-default under any Material Credit Facility, which, on the Execution Date, are (1) with respect to Indebtedness (other than under Swap Contracts), $80,000,000 in the case of Recourse Debt and $150,000,000 in the case of Non-Recourse Debt and (2) in the case of Swap Contracts, $80,000,000.

“Total Asset Value” means, for the Parent Guarantor and its Subsidiaries, as of any date, the sum of (without duplication) the following: (a) an amount equal to (1)(i) the aggregate Net Operating Income from all Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries for the then most recently ended Calculation Period, minus Net Operating Income attributable to all Properties that were sold or otherwise Disposed of during the then most recently ended Calculation Period minus (ii) the Annual Capital Expenditure Adjustment with respect to such Properties, divided by (2) the Capitalization Rate; provided that in no event shall the amounts calculated in this clause (a) for any Property be less than zero; plus (b) in the case of any Property that is owned or leased (as ground lessee) for more than one full fiscal quarter but less than four full fiscal quarters, at the Issuer’s election (which election shall be irrevocable) either (1) an amount equal to (i)(A) the Net Operating Income from such Property for the period from the first day of the first full fiscal quarter during which such Property was owned and operated through the end of the last fiscal quarter in the most recently ended Calculation Period, divided by the number of quarters in such period and multiplied by four minus (B) the Annual Capital Expenditure Adjustment with respect to such Property, divided by (ii) the Capitalization Rate, or (2) the aggregate undepreciated book value in accordance with GAAP of such Property; provided that in no event shall the amounts calculated in this clause (b) for any Property be less than zero; plus (c) the aggregate undepreciated book value in accordance with GAAP of all Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries for less than one full fiscal quarter and all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Parent Guarantor and its Subsidiaries; plus (d) without duplication of the amounts included in clauses (a), (b), and (c) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a), (b), and (c) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate; plus (e) all Unrestricted Cash.

“Total Indebtedness” means, as of any date, the sum of (a) all Indebtedness of the Parent Guarantor and its Subsidiaries, on a consolidated basis, as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, the amount described in clause (a) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate.

“Total Secured Recourse Debt” means, as of any date, (a) all Secured Debt that is Recourse Debt of the Parent Guarantor and its Subsidiaries as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Secured Debt that is Recourse Debt of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate.

“Total Secured Debt” means, as of any date, the sum of (a) all Secured Debt of the Parent Guarantor and its Subsidiaries on a consolidated basis as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Secured Debt of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate.

“Total Unsecured Debt” means, as of any date, the sum of (a) all Unsecured Debt of the Parent Guarantor and its Subsidiaries as of such date, plus (b) without duplication of the amount included in clause (a) above with respect to Unconsolidated Affiliates, all Unsecured Debt of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate.

“Unconsolidated Affiliate” means an Affiliate of the Parent Guarantor whose financial statements are not required to be consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Unconsolidated Affiliate Interest” means, with respect to any Unconsolidated Affiliate at any time, the fraction expressed as a percentage, obtained by dividing (a) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all Equity Interests in such Unconsolidated Affiliate held by the Parent Guarantor and its Subsidiaries at such time by (b) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all outstanding Equity Interests in such Unconsolidated Affiliate at such time.

“Unencumbered Asset Value” means, for the Parent Guarantor and its Subsidiaries, as of any date, the sum of (without duplication) the following: (a) an amount equal to (1)(i) the aggregate Net Operating Income from all Unencumbered Properties owned or leased (as ground lessee) for the then most recently ended Calculation Period, minus (ii) the aggregate Annual Capital Expenditure Adjustment with respect to such Unencumbered Properties, divided by (2) the Capitalization Rate; provided that in no event shall the amounts calculated in this clause (a) for any Unencumbered Property be less than zero; plus (b) in the case of any Unencumbered Property that is owned or leased (as ground lessee) for more than one full but less than four full fiscal quarters, at the Issuer’s election (which election shall be irrevocable) either (1) an amount equal to (i)(A) the Net Operating Income from such Unencumbered Property for the period the first day of the first full fiscal quarter during which such Unencumbered Property was owned and operated through the end of the last fiscal quarter in the most recently ended Calculation Period, divided by the number of quarters in such period and multiplied by four minus (B) the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property, divided by (ii) the Capitalization Rate, or (2) the aggregate undepreciated book value in accordance with GAAP of such Unencumbered Property; provided that in no event shall the amounts calculated in this clause (b) for any Unencumbered Property be less than zero; plus (c) the aggregate undepreciated book value in accordance with GAAP of all Unencumbered Properties owned or leased (as ground lessee) by the Parent Guarantor and its Subsidiaries for less than one full fiscal quarter; plus (d) without duplication of the amounts included in clauses (a), (b), and (c) above with respect to Unconsolidated Affiliates, the amounts described in clauses (a), (b), and (c) above of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in such Unconsolidated Affiliate; provided that the amount attributable to any single Unencumbered Property shall be limited to 20% of Unencumbered Asset Value.

“Unencumbered Interest Coverage Ratio” means, as of any date, the ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense.

“Unencumbered NOI” means Net Operating Income from all Unencumbered Properties for the most recently ended Calculation Period.

“Unencumbered Properties” means, as of any date, each Eligible Unencumbered Property identified by the Constituent Companies in the most-recent Unencumbered Property Report delivered to the holders of Notes, and “Unencumbered Property” means any one of the Unencumbered Properties.

“Unencumbered Property Report” means a report in substantially the form of Schedule 7.2(c) or such other form as shall be approved by the Required Holders.

“Unmatured Surviving Obligation” means, at any time, any obligation that is not due and payable (and for which no claim with respect thereto has been asserted or demanded) at such time and by the terms of the Agreement, any Note or the Subsidiary Guaranty Agreement.

“Unrestricted Cash” means, as of any date, an amount equal to all cash and cash equivalents of the Parent Guarantor and its Subsidiaries that are not subject to a Lien (other than customary Liens in favor of any depositary bank where such cash is maintained) or Negative Pledge (other than pursuant to a customary account agreement with the applicable depositary bank).

“Unsecured Debt” means, for any Person, Indebtedness of such Person that is not Secured Debt.  For purposes hereof, Unsecured Debt of a Person shall include Indebtedness of such Person that is secured solely by Liens on Equity Interests issued by such Person or any Affiliate of such Person.

“Unsecured Interest Expense” means, as of any date of determination, the greater of (a) Interest Expense on the Total Unsecured Debt for the most recently ended Calculation Period, and (b) the annual amount of interest payments on the Total Unsecured Debt as of such date of determination based on an interest rate equal to 6.00% per annum.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned” means, with respect to the ownership by any Person of any Property, that 100% of the title to such Property is held directly or indirectly by, or 100% of such Property is leased pursuant to an Acceptable Ground Lease directly or indirectly by, such Person.

“Wholly-Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which 100% of the Equity Interests and 100% of the ordinary voting power are, as of such date, owned and Controlled by such Person.

Form of Guaranteed Senior Note

Rexford Industrial Realty, L.P.

4.29 Guaranteed Senior Note Due August 6, 2025

No. R-_______ __, 20__

$________PPN: 76169* AA5

For Value Received, the undersigned, Rexford Industrial Realty, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of Maryland, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on August 6, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.29% per annum from the date hereof, payable semiannually, on the sixth day of February and August in each year, commencing with the February 6 or August 6 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.29 % or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of July 16, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Issuer, Rexford Industrial Realty, Inc., a Maryland corporation, and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer

Schedule 1
(to Note Purchase and Guarantee Agreement)

duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Rexford Industrial Realty, L.P.

By
Its

S-1-2

Form of Opinion of Special Counsel
to the Company

July 16, 2015

DRAFT

August [6], 2015

The purchasers listed on Schedule A hereto

Re:	Rexford Industrial Realty, Inc. - Note Purchase and Guarantee Agreement

Ladies and Gentlemen:

We have acted as special counsel to Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Issuer”), Rexford Industrial Realty, Inc., a Maryland corporation (the “Parent Guarantor”), and each party listed on Schedule B hereto (each, a “Delaware Subsidiary Guarantor” and collectively the “Delaware Subsidiary Guarantors”) and each party listed on Schedule C hereto (each, a “California Subsidiary Guarantor”, collectively, the “California Subsidiary Guarantors”, and together with the Delaware Subsidiary Guarantors, each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), in connection with the sale to you by the Issuer of $100,000,000 in aggregate principal amount of its 4.29% Guaranteed Senior Notes due August [6], 2025 (the “Notes”) pursuant to that certain Note Purchase and Guarantee Agreement, dated as of July [16], 2015 (the “Note Purchase Agreement”), among the Issuer, the Parent Guarantor and each purchaser signatory thereto (the “Purchasers”).

This letter is furnished pursuant to Section 4.4(a)(1) of the Note Purchase Agreement.  Capitalized terms defined in the Note Purchase Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Note Purchase Agreement.  As used herein, “Note Parties” means the Issuer, the Parent Guarantor and the Subsidiary Guarantors.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure).  We have examined, among other things, the following:

a.	the Note Purchase Agreement;

b.the Notes;

c.that certain Subsidiary Guaranty Agreement, executed as of August [6], 2015 (the “Guaranty”), entered into by the Subsidiary Guarantors;

Schedule 4.4(a)(1)
(to Note Purchase and Guarantee Agreement)

d.the agreements and instrument(s) creating, evidencing, or securing indebtedness of the Issuer for borrowed money identified to us by an officer of the Issuer as material to the Issuer and listed in Annex A (the “Specified Agreements”);

e.the Certificate of Formation of each California Subsidiary Guarantor (collectively, the “California Subsidiary Guarantor Formation Documents”;

f.the limited liability company operating agreement of each California Subsidiary Guarantor (collectively, the “California Subsidiary Guarantor Operating Agreements” and, together with the California Subsidiary Guarantor Formation Documents, the “California Governing Documents”)), each which operating agreements, with your consent, we have assumed is (i) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (ii) in full force and effect, and (iii) the entire agreement of the parties pertaining to the subject matter thereof;

g.the Certificate of Formation of each Delaware Subsidiary Guarantor (collectively, the “Delaware Subsidiary Guarantor Formation Documents”; and

h.the limited liability company operating agreement of each Delaware Subsidiary Guarantor (collectively, the “Delaware Subsidiary Guarantor Operating Agreements” and, together with the Delaware Subsidiary Guarantor Formation Documents, the “Delaware Governing Documents,” and together with the California Governing Documents, the “Governing Documents” as listed on Schedule E hereto), each which operating agreements, with your consent, we have assumed is (i) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (ii) in full force and effect, and (iii) the entire agreement of the parties pertaining to the subject matter thereof.

The documents described in subsections (a) – (c) above are referred to herein collectively as the “Note Documents”.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Note Parties and others, including the representations and warranties of the Note Parties in the Note Documents.  We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

We are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and in numbered paragraphs 1, 2 and 4 of this letter, the Delaware Limited Liability Company Act (the “DLLCA”) and the

S-4.4(a)(1)-2

(to Note Purchase and Guarantee Agreement)

California Revised Uniform Limited Liability Company Act (the “CLLCA”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers and guarantors in unsecured private note placement transactions.  We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Note Documents or the legal or regulatory status of any of their affiliates.  Various issues pertaining to Maryland law are addressed in the opinion of Venable LLP, separately provided to you.  We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.Each California Subsidiary Guarantor is a limited liability company under the CLLCA with limited liability company power and authority to enter into the Guaranty and perform its obligations thereunder.  Each Delaware Subsidiary Guarantor is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Guaranty and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that (a) each of the California Subsidiary Guarantors is validly existing and in good standing under the laws of the state of California, (b) each of the Delaware Subsidiary Guarantors is validly existing and in good standing under the laws of the state of Delaware, (c) each of the Note Parties is qualified to do business in the states identified in Schedule D hereto.

2.The execution, delivery and performance of the Guaranty by each Subsidiary Guarantor have been duly authorized by all necessary limited liability company action of each Subsidiary Guarantor, and the Note Documents have been duly executed and delivered by each Note Party that is a party thereto.

3.Each of the Note Purchase Agreement and the Guaranty constitutes a legally valid and binding obligation of each Note Party that is a party thereto, enforceable against such Note Party in accordance with its terms.  The Notes, when executed and issued in accordance with the terms of the Note Purchase Agreement and delivered to and paid for by the Purchasers in accordance with the terms of the Note Purchase Agreement, will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

4.The execution and delivery of the Note Documents by Note Parties, the performance of the payment obligations thereunder do not on the date hereof:

(i)	in the case of each Subsidiary Guarantor, violate the provisions of such Subsidiary Guarantor’s Governing Documents;
(ii)	result in the breach of or a default under any of the Specified Agreements

S-4.4(a)(1)-3

(to Note Purchase and Guarantee Agreement)

(iii)

violate any federal or New York statute, rule or regulation applicable to the Note Parties (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, assuming the Note Parties comply with the provisions of the Note Documents relating to the use of proceeds) or, in the case of any Delaware Subsidiary Guarantor, violate the DLLCA, or in the case of any California Subsidiary Guarantor, violate the CLLCA; and

(iv)

require any consents, approvals, or authorizations to be obtained by the Note Parties from, or any registrations, declarations or filings to be made by the Note Parties with, any governmental authority under any federal or New York statute, rule, or regulation applicable to the Note Parties or, in the case of any Delaware Subsidiary Guarantor, the DLLCA, or in the case of any California Subsidiary Guarantor, the CLLCA.

5.The Issuer is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Note Purchase Agreement under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by the Purchasers in the manner contemplated by the Note Purchase Agreement.  We express no opinion, however, as to when or under what circumstances any Notes initially sold to the Purchasers may be reoffered or resold.

We do not express any opinion with respect to the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property.

Our opinions are subject to:

(a)the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought;

(c)the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and

(d)we express no opinion with respect to (i) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions in the Note Documents which expressly choose New York as the governing law for the Note Documents),

S-4.4(a)(1)-4

(to Note Purchase and Guarantee Agreement)

jurisdiction (except for the validity under the laws of the State of New York, but subject to mandatory jurisdiction rules and constitutional limitations, of provisions in the Note Documents which expressly provide for submission to the jurisdiction of the courts of the State of New York; unless a court finds such submission to be against public policy, unfair, or unreasonable), venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy, and we call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorneys’ fees; (x) proxies, powers and trusts; (xi) except as set forth in numbered paragraph 4(ii) of this letter, provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xiv) any provision of the Note Documents that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York or the United States; and (xv) the severability, if invalid, of provisions to the foregoing effect.

We have further assumed, with your consent, that all members or managers of the Subsidiary Guarantors that are entities have duly taken such internal actions (such as board, member, manager, or partner approval) as may be necessary to enable them to duly act, and that they have duly acted (and duly executed and delivered the Note Documents), in their capacities as members or managers of the Subsidiary Guarantors in connection with the Note Documents.

We express no opinion or confirmation as to federal or state securities laws (other than as set forth in numbered paragraphs 5 and 6 hereof as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws (other than any statute, rule or regulation of the State of New York), environmental laws, margin regulations (except as set forth in numbered paragraph 4(iii) of this letter), laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering, and anti-terrorism laws (without limiting other laws or rules excluded by customary practice).

With your consent, for purposes of the opinion rendered in numbered paragraph 6, we have assumed that the representations and warranties made by each of the Purchasers contained

S-4.4(a)(1)-5

(to Note Purchase and Guarantee Agreement)

in the Note Purchase Agreement are accurate .  We have also assumed that since the original date of execution thereof, the Note Purchase Agreement has not been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under the Note Purchase Agreement.

Insofar as our opinions require interpretation of the Specified Agreements , with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency, and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

With your consent, except to the extent that we have expressly opined as to such matters with respect to the Note Parties herein, we have assumed that (a) the Note Documents have been duly authorized, executed and delivered by the parties thereto, (b) the Note Documents constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) the status of the Note Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.  At your request, we hereby consent to reliance hereon by any future transferee of your interest in the Note pursuant to a transfer that is made and consented to in accordance with the express provisions of Section 14.2 of the Note Purchase Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee at such time.  In addition, we also hereby consent to your furnishing a copy of this letter to:  (i) governmental regulatory agencies having jurisdiction over any person permitted to rely on this letter (including the National Association of Insurance Commissioners), (ii) to attorneys as needed in connection with any legal action arising out of the transactions contemplated by the Note Documents to which a person permitted to rely on this letter is a party, (iii) to your counsel and (iv) as required by any order of any court or governmental authority; provided, however, that no such person shall be entitled to rely on this letter.

S-4.4(a)(1)-6

(to Note Purchase and Guarantee Agreement)

Very truly yours,

DRAFT

S-4.4(a)(1)-7

(to Note Purchase and Guarantee Agreement)

ANNEX A

Specified Agreements

1. That certain Amended and Restated Credit Agreement, dated as of June 11, 2014, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets, Inc. as joint lead arrangers and joint bookrunners and the other parties party thereto, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of July [16], 2015.

S-4.4(a)(1)-8

(to Note Purchase and Guarantee Agreement)

SCHEDULE A

Purchasers

[TBD]

S-4.4(a)(1)-9

(to Note Purchase and Guarantee Agreement)

SCHEDULE B

California Subsidiary Guarantors

RIF I - Monrovia, LLC

RIF I - Mulberry, LLC

RIF I - Valley Blvd., LLC

RIF II - Bledsoe Avenue, LLC

RIF II - Crocker, LLC

RIF II - Easy Street, LLC

RIF II - First American Way, LLC

RIF II - La Jolla Sorrento Business Park, LLC

RIF II - Orangethorpe TIC, LLC

RIF II - Orangethorpe, LLC

RIF II - Pioneer Avenue, LLC

RIF III - 157th Street, LLC

RIF III - Archibald, LLC

RIF III - Avenue Stanford, LLC

RIF III - Broadway, LLC

RIF III - Empire Lakes, LLC

RIF III - Impala, LLC

RIF III - Santa Fe Springs, LLC

RIF III - Yarrow Drive II, LLC

RIF III - Yarrow Drive, LLC

RIF IV - Burbank, LLC

RIF IV - Central Avenue, LLC

RIF IV - Cornerstone, LLC

RIF IV - East 46th Street, LLC

RIF IV - Enfield, LLC

RIF IV - Glendale, LLC

RIF IV - Grand, LLC

RIF IV - Harbor Warner, LLC

RIF IV - Long Carson, LLC

RIF IV - Newton, LLC

RIF IV - Poinsettia, LLC

RIF IV - San Gabriel, LLC

RIF IV - West 33rd Street, LLC

RIF V - 240th Street, LLC

RIF V - Arrow Business Center, LLC

RIF V - Arroyo, LLC

RIF V - Benson, LLC

RIF V - Calvert, LLC

RIF V - Campus Avenue, LLC

RIF V - Del Norte, LLC

RIF V - Golden Valley, LLC

RIF V - Grand Commerce Center, LLC

S-4.4(a)(1)-10

(to Note Purchase and Guarantee Agreement)

RIF V - MacArthur, LLC

RIF V - Normandie Business Center, LLC

RIF V - Odessa, LLC

RIF V - Paramount Business Center, LLC

RIF V - Shoemaker Industrial Park, LLC

RIF V - Vinedo, LLC

S-4.4(a)(1)-11

(to Note Purchase and Guarantee Agreement)

SCHEDULE C

Delaware Subsidiary Guarantors

Rexford Industrial - 228th Street, LLC

Rexford Industrial - 2980 San Fernando, LLC

Rexford Industrial - 9615 Norwalk, LLC

Rexford Industrial - Alton, LLC

Rexford Industrial - Hindry, LLC

Rexford Industrial - Industry Way, LLC

Rexford Industrial - Vanowen, LLC

S-4.4(a)(1)-12

(to Note Purchase and Guarantee Agreement)

SCHEDULE D

List of Foreign Qualifications

Note Party	Jurisdictions
Rexford Industrial - 228th Street, LLC	Delaware, California
Rexford Industrial - 2980 San Fernando, LLC	Delaware, California
Rexford Industrial - 9615 Norwalk, LLC	Delaware, California
Rexford Industrial - Alton, LLC	Delaware, California
Rexford Industrial - Hindry, LLC	Delaware, California
Rexford Industrial - Industry Way, LLC	Delaware, California
Rexford Industrial - Vanowen, LLC	Delaware, California
RIF I - Monrovia, LLC	California
RIF I - Mulberry, LLC	California
RIF I - Valley Blvd., LLC	California
RIF II - Bledsoe Avenue, LLC	California
RIF II - Crocker, LLC	California
RIF II - Easy Street, LLC	California
RIF II - First American Way, LLC	California
RIF II - La Jolla Sorrento Business Park, LLC	California
RIF II - Orangethorpe TIC, LLC	California
RIF II - Orangethorpe, LLC	California
RIF II - Pioneer Avenue, LLC	California
RIF III - 157th Street, LLC	California
RIF III - Archibald, LLC	California
RIF III - Avenue Stanford, LLC	California
RIF III - Broadway, LLC	California
RIF III - Empire Lakes, LLC	California
RIF III - Impala, LLC	California
RIF III - Santa Fe Springs, LLC	California
RIF III - Yarrow Drive II, LLC	California
RIF III - Yarrow Drive, LLC	California
RIF IV - Burbank, LLC	California
RIF IV - Central Avenue, LLC	California
RIF IV - Cornerstone, LLC	California
RIF IV - East 46th Street, LLC	California
RIF IV - Enfield, LLC	California
RIF IV - Glendale, LLC	California
RIF IV - Grand, LLC	California
RIF IV - Harbor Warner, LLC	California
RIF IV - Long Carson, LLC	California
RIF IV - Newton, LLC	California
RIF IV - Poinsettia, LLC	California
RIF IV - San Gabriel, LLC	California
RIF IV - West 33rd Street, LLC	California

S-4.4(a)(1)-13

(to Note Purchase and Guarantee Agreement)

Note Party	Jurisdictions
RIF V - 240th Street, LLC	California
RIF V - Arrow Business Center, LLC	California
RIF V - Arroyo, LLC	California
RIF V - Benson, LLC	California
RIF V - Calvert, LLC	California
RIF V - Campus Avenue, LLC	California
RIF V - Del Norte, LLC	California
RIF V - Golden Valley, LLC	California
RIF V - Grand Commerce Center, LLC	California
RIF V - MacArthur, LLC	California
RIF V - Normandie Business Center, LLC	California
RIF V - Odessa, LLC	California
RIF V - Paramount Business Center, LLC	California
RIF V - Shoemaker Industrial Park, LLC	California
RIF V - Vinedo, LLC	California

S-4.4(a)(1)-14

(to Note Purchase and Guarantee Agreement)

SCHEDULE E

Governing Documents

1.	The Certificate of Formation of Rexford Industrial - 2980 San Fernando, LLC dated as of April 15, 2014; certified by the Secretary of State of Delaware on May 4, 2015.
2.	The Certificate of Formation of Rexford Industrial - 9615 Norwalk, LLC dated as of March 24, 2015; certified by the Secretary of State of Delaware on June 30, 2015.
3.	The Certificate of Formation of Rexford Industrial - Alton, LLC dated as of June 17 2014; certified by the Secretary of State of Delaware on May 4, 2015.
4.	The Certificate of Formation of Rexford Industrial - Hindry, LLC dated as of December 15, 2014; certified by the Secretary of State of Delaware on May 4, 2015.
5.	The Certificate of Formation of Rexford Industrial - Industry Way, LLC dated as of May 5, 2015; certified by the Secretary of State of Delaware on June 30, 2015.
6.	The Certificate of Formation of Rexford Industrial – 228th Street, LLC dated as of February 11, 2014; certified by the Secretary of State of Delaware on May 4, 2015;
7.	The Certificate of Formation of Rexford Industrial – Vanowen, LLC dated as of November 19, 2013; certified by the Secretary of State of Delaware on January 17, 2014;
8.	The Certificate of Formation of RIF I – Monrovia, LLC dated as of March 17, 2003; certified by the Secretary of State of California on May 11, 2015;
9.	The Certificate of Formation of RIF I – Mulberry, LLC dated as of November 25, 2003; certified by the Secretary of State of California on May 11, 2015;
10.	The Certificate of Formation of RIF I – Valley Blvd, LLC dated as of November 19, 2002; certified by the Secretary of State of California on May 11, 2015;
11.	The Certificate of Formation of RIF II – Bledsoe Avenue, LLC dated as of July 24, 2013; certified by the Secretary of State of California on May 11, 2015;
12.	The Certificate of Formation of RIF II – Crocker, LLC dated as of August 23, 2004; certified by the Secretary of State of California on May 11, 2015;
13.	The Certificate of Formation of RIF II – Easy Street, LLC dated as of July 6, 2004; certified by the Secretary of State of California on May 11, 2015;
14.	The Certificate of Formation of RIF II – First American Way, LLC dated as of September 1, 2005; certified by the Secretary of State of California on May 11, 2015;
15.	The Certificate of Formation of RIF II – La Jolla Sorrento Business Park, LLC dated as of July 24, 2013; certified by the Secretary of State of California on May 11, 2015;
16.	The Certificate of Formation of RIF II – Orangethorpe TIC, LLC dated as of May 19, 2005; certified by the Secretary of State of California on May 11, 2015;
17.	The Certificate of Formation of RIF II – Orangethorpe, LLC dated as of May 19, 2005; certified by the Secretary of State of California on May 11, 2015;
18.	The Certificate of Formation of RIF II – Pioneer Avenue, LLC dated as of November 17, 2004; certified by the Secretary of State of California on May 11, 2015;
19.	The Certificate of Formation of RIF III – 157th Street, LLC dated as of January 23, 2006; certified by the Secretary of State of California on May 11, 2015;
20.	The Certificate of Formation of RIF III – Archibald, LLC dated as of December 14, 2006; certified by the Secretary of State of California on May 11, 2015;
21.	The Certificate of Formation of RIF III – Avenue Stanford, LLC dated as of June 8, 2006; certified by the Secretary of State of California on May 11, 2015;
22.	The Certificate of Formation of RIF III – Broadway, LLC dated as of March 15, 2013; certified by the Secretary of State of California on May 11, 2015;
23.	The Certificate of Formation of RIF III – Empire Lakes, LLC dated as of February 7, 2006; certified by the Secretary of State of California on May 11, 2015;

S-4.4(a)(1)-15

(to Note Purchase and Guarantee Agreement)

24.	The Certificate of Formation of RIF III – Impala, LLC dated as of February 7, 2006; certified by the Secretary of State of California on May 11, 2015;
25.	The Certificate of Formation of RIF III – Santa Fe Springs, LLC dated as of November 1, 2004; certified by the Secretary of State of California on May 14, 2015;
26.	The Certificate of Formation of RIF III – Yarrow Drive II, LLC dated as of April 7, 2006; certified by the Secretary of State of California on May 11, 2015;
27.	The Certificate of Formation of RIF III – Yarrow Drive, LLC dated as of September 1, 2005; certified by the Secretary of State of California on May 11, 2015;
28.	The Certificate of Formation of RIF IV – Burbank, LLC dated as of August 15, 2007; certified by the Secretary of State of California on May 11, 2015;
29.	The Certificate of Formation of RIF IV – Central Avenue, LLC dated as of April 25, 2007; certified by the Secretary of State of California on May 11, 2015;
30.	The Certificate of Formation of RIF IV – Cornerstone, LLC dated as of July 22, 2009; certified by the Secretary of State of California on May 11, 2015;
31.	The Certificate of Formation of RIF IV – East 46th Street, LLC dated as of June 29, 2007; certified by the Secretary of State of California on May 11, 2015;
32.	The Certificate of Formation of RIF IV – Enfield, LLC dated as of October 15, 2007; certified by the Secretary of State of California on May 11, 2015;
33.	The Certificate of Formation of RIF IV – Glendale, LLC dated as of March 7, 2008; certified by the Secretary of State of California on May 11, 2015;
34.	The Certificate of Formation of RIF IV – Grand, LLC dated as of October 15, 2007; certified by the Secretary of State of California on May 11, 2015;
35.	The Certificate of Formation of RIF IV – Harbor Warner, LLC dated as of October 15, 2007; certified by the Secretary of State of California on May 11, 2015;
36.	The Certificate of Formation of RIF IV – Long Carson, LLC dated as of October 30, 2006; certified by the Secretary of State of California on May 11, 2015;
37.	The Certificate of Formation of RIF IV – Newton, LLC dated as of April 2, 2007; certified by the Secretary of State of California on May 11, 2015;
38.	The Certificate of Formation of RIF IV – Poinsettia, LLC dated as of May 22, 2008; certified by the Secretary of State of California on May 11, 2015;
39.	The Certificate of Formation of RIF IV – San Gabriel, LLC dated as of September 18, 2007; certified by the Secretary of State of California on May 11, 2015;
40.	The Certificate of Formation of RIF IV – West 33rd Street, LLC dated as of August 29, 2006; certified by the Secretary of State of California on May 11, 2015;
41.	The Certificate of Formation of RIF V – 240th Street, LLC dated as of Feb 25, 2013; certified by the Secretary of State of California on May 11, 2015;
42.	The Certificate of Formation of RIF V – Arrow Business Center, LLC dated as of September 28, 2011; certified by the Secretary of State of California on May 11, 2015;
43.	The Certificate of Formation of RIF V – Arroyo, LLC dated as of December 14, 2010; certified by the Secretary of State of California on May 11, 2015;
44.	The Certificate of Formation of RIF V – Benson, LLC dated as of March 21, 2013; certified by the Secretary of State of California on May 11, 2015;
45.	The Certificate of Formation of RIF V – Calvert, LLC dated as of December 4, 2012; certified by the Secretary of State of California on May 11, 2015;
46.	The Certificate of Formation of RIF V – Campus Avenue, LLC dated as of February 24, 2012; certified by the Secretary of State of California on May 11, 2015;
47.	The Certificate of Formation of RIF V – Del Norte, LLC dated as of November 19, 2012; certified by the Secretary of State of California on May 11, 2015;
48.	The Certificate of Formation of RIF V – Golden Valley, LLC dated as of October 14, 2011; certified by the Secretary of State of California on May 11, 2015;

S-4.4(a)(1)-16

(to Note Purchase and Guarantee Agreement)

49.	The Certificate of Formation of RIF V – Grand Commerce Center, LLC dated as of September 22, 2010; certified by the Secretary of State of California on May 11, 2015;
50.	The Certificate of Formation of RIF V – MacArthur, LLC dated as of July 27, 2011; certified by the Secretary of State of California on May 11, 2015;
51.	The Certificate of Formation of RIF V – Normandie Business Center, LLC dated as of September 28, 2011; certified by the Secretary of State of California on May 11, 2015;
52.	The Certificate of Formation of RIF V – Odessa, LLC dated as of August 11, 2011; certified by the Secretary of State of California on May 11, 2015;
53.	The Certificate of Formation of RIF V – Paramount Business Center, LLC dated as of September 28, 2011; certified by the Secretary of State of California on May 11, 2015;
54.	The Certificate of Formation of RIF V – Shoemaker Industrial Park, LLC dated as of September 28, 2011; certified by the Secretary of State of California on May 11, 2015;
55.	The Certificate of Formation of RIF V – Vinedo, LLC dated as of May 16, 2011; certified by the Secretary of State of California on May 11, 2015;
56.	Operating Agreement of Rexford Industrial - 2980 San Fernando, LLC dated as of .April 15, 2014.
57.	Limited Liability Company Agreement of Rexford Industrial - 9615 Norwalk, LLC dated as of .March 24, 2015.
58.	Operating Agreement of Rexford Industrial - Alton, LLC dated as of June 19, 2014.
59.	Operating Agreement of Rexford Industrial - Hindry, LLC dated as of December 16, 2014.
60.	Operating Agreement of Rexford Industrial - Industry Way, LLC dated as of May 5, 2015.
61.	Operating Agreement of Rexford Industrial – 228th Street, LLC dated as of February 11, 2014.
62.	Operating Agreement of Rexford Industrial - Vanowen, LLC dated as of November 19, 2013.
63.	Operating Agreement of RIF I – Monrovia, LLC dated as of July 24, 2013.
64.	Operating Agreement of RIF I – Mulberry, LLC dated as of July 24, 2013.
65.	Operating Agreement of RIF I – Valley Blvd, LLC dated as of July 24, 2013.
66.	Operating Agreement of RIF II – Bledsoe Avenue, LLC dated as of July 24, 2013.
67.	Operating Agreement of RIF II – Crocker, LLC dated as of July 24, 2013.
68.	Operating Agreement of RIF II – Easy Street, LLC dated as of July 24, 2013.
69.	Operating Agreement of RIF II – First American Way, LLC dated as of July 24, 2013.
70.	Operating Agreement of RIF II – La Jolla Sorrento Business Park, LLC dated as of July 24, 2013.
71.	Operating Agreement of RIF II – Orangethorpe TIC, LLC dated as of July 24, 2013.
72.	Operating Agreement of RIF II – Orangethorpe, LLC dated as of July 24, 2013.
73.	Operating Agreement of RIF II – Pioneer Avenue, LLC dated as of July 24, 2013.
74.	Operating Agreement of RIF III – 157th Street, LLC dated as of July 24, 2013.
75.	Operating Agreement of RIF III – Archibald, LLC dated as of July 24, 2013.
76.	Operating Agreement of RIF III – Avenue Stanford, LLC dated as of July 24, 2013.
77.	Operating Agreement of RIF III – Broadway, LLC dated as of July 24, 2013.
78.	Operating Agreement of RIF III – Empire Lakes, LLC dated as of July 24, 2013.
79.	Operating Agreement of RIF III – Impala, LLC dated as of July 24, 2013.
80.	Operating Agreement of RIF III – Santa Fe Springs, LLC dated as of July 24, 2013.
81.	Operating Agreement of RIF III – Yarrow Drive II, LLC dated as of July 24, 2013.
82.	Operating Agreement of RIF III – Yarrow Drive, LLC dated as of July 24, 2013.
83.	Operating Agreement of RIF IV – Burbank, LLC dated as of July 24, 2013.
84.	Operating Agreement of RIF IV – Central Avenue, LLC dated as of July 24, 2013.
85.	Operating Agreement of RIF IV – Cornerstone, LLC dated as of July 24, 2013.
86.	Operating Agreement of RIF IV – East 46th Street, LLC dated as of July 24, 2013.
87.	Operating Agreement of RIF IV – Enfield, LLC dated as of July 24, 2013.
88.	Operating Agreement of RIF IV – Glendale, LLC dated as of July 24, 2013.
89.	Operating Agreement of RIF IV – Grand, LLC dated as of July 24, 2013.
90.	Operating Agreement of RIF IV – Harbor Warner, LLC dated as of July 24, 2013.

S-4.4(a)(1)-17

(to Note Purchase and Guarantee Agreement)

91.	Operating Agreement of RIF IV – Long Carson, LLC dated as of July 24, 2013.
92.	Operating Agreement of RIF IV – Newton, LLC dated as of July 24, 2013.
93.	Operating Agreement of RIF IV – Poinsettia, LLC dated as of July 24, 2013.
94.	Operating Agreement of RIF IV – San Gabriel, LLC dated as of July 24, 2013.
95.	Operating Agreement of RIF IV – West 33rd Street, LLC dated as of July 24, 2013.
96.	Operating Agreement of RIF V – 240th Street, LLC dated as of July 24, 2013.
97.	Operating Agreement of RIF V– Arrow Business Center, LLC dated as of July 24, 2013.
98.	Operating Agreement of RIF V – Arroyo, LLC dated as of July 24, 2013.
99.	Operating Agreement of RIF V – Benson, LLC dated as of July 24, 2013.
100.	Operating Agreement of RIF V – Calvert, LLC dated as of July 24, 2013.
101.	Operating Agreement of RIF V – Campus Avenue, LLC dated as of July 24, 2013.
102.	Operating Agreement of RIF V – Del Norte, LLC dated as of July 24, 2013.
103.	Operating Agreement of RIF V – Golden Valley, LLC dated as of July 24, 2013.
104.	Operating Agreement of RIF V – Grand Commerce Center, LLC dated as of July 24, 2013.
105.	Operating Agreement of RIF V – MacArthur, LLC dated as of July 24, 2013.
106.	Operating Agreement of RIF V – Normandie Business Center, LLC dated as of July 24, 2013.
107.	Operating Agreement of RIF V – Odessa, LLC dated as of July 24, 2013.
108.	Operating Agreement of RIF V – Paramount Business Center, LLC dated as of July 24, 2013.
109.	Operating Agreement of RIF V – Shoemaker Industrial Park, LLC dated as of July 24, 2013.
110.	Operating Agreement of RIF V – Vinedo, LLC dated as of July 24, 2013.

S-4.4(a)(1)-18

(to Note Purchase and Guarantee Agreement)

Form of Opinion of Maryland
to the Company

____________ ___, 2015

Each of the Purchasers (as defined below)

Re:Rexford Industrial Realty, Inc.

Rexford Industrial Realty, L.P.

Ladies and Gentlemen:

We have served as Maryland counsel to Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Issuer”), and Rexford Industrial Realty, Inc., a Maryland corporation and the sole general partner of the Issuer (the “Company” and, together with the Issuer, the “Notes Parties”), in connection with the issuance of $100,000,000 aggregate principal amount of the Issuer’s 4.29% Guaranteed Senior Notes, due August 6, 2025 (the “Notes”), and pursuant to the Note Purchase and Guarantee Agreement, dated as of July 16, 2015 (the “Purchase Agreement”), by and among the Issuer, the Company and the purchasers of Notes listed in Schedule B thereto (the “Purchasers”). This firm did not participate in the negotiation or drafting of the Transaction Documents.  This opinion is being delivered to you at the request of the Company in pursuant to Section 4.4(a)(2) of the Purchase Agreement.

In connection with our representation of the Notes Parties, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter, collectively referred to as the “Documents”):

1.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3.Certificates of the SDAT as to the good standing of the Company and the Issuer, dated as of a recent date;

4.The Certificate of Limited Partnership of the Issuer (the “Certificate”), certified by the SDAT;

Schedule 4.4(a)(2)
(to Note Purchase and Guarantee Agreement)

5.The Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of July 24, 2013 (the “Partnership Agreement”), among the Company, as general partner, and the persons from time to time party thereto, as limited partners, certified as of the date hereof by an officer of the Company;

6.Resolutions adopted by the Board of Directors of the Company relating to (a) the issuance of the Notes and (b) the execution and delivery of the Transaction Documents, certified as of the date hereof by an officer of the Company;

7.The Purchase Agreement;

8.[•] Notes, each dated as of the date hereof;

9.The Subsidiary Guaranty Agreement, dated as of the date hereof (the “Subsidiary Guaranty” and, together with the Purchase Agreement and the Notes, the “Transaction Documents”), by the Subsidiary Guarantors (as defined below);

10.A certificate executed by an officer of the Company, dated as of the date hereof; and

11.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Notes Parties) is duly authorized to do so.

3.Each of the parties (other than the Notes Parties) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

As used herein with respect to the Company, the term “Affiliated Capacity” shall mean the Company’s capacity as the general partner of the Issuer, in the Issuer’s own capacity and in the Issuer’s capacity as the sole member of each of the entities listed on Schedule I hereto

S-4.4(a)(2)-2

(to Note Purchase and Guarantee Agreement)

(the “Subsidiary Guarantors”).  As used herein with respect to the Issuer, the term “Affiliated Capacity” shall mean the Issuer’s capacity as the sole member of each of the Subsidiary Guarantors.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.The Issuer is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.The Company has the corporate power to execute and deliver, in its own capacity or its Affiliated Capacity, as applicable, the Transaction Documents and to perform, in such capacity or capacities, its obligations thereunder.

4.The Issuer has the limited partnership power to execute and deliver, in its own capacity or its Affiliated Capacity, as applicable, the Transaction Documents and to perform, in such capacity or capacities, its obligations thereunder.

5. The execution and delivery by the Company, in its own capacity or its Affiliated Capacity, as applicable, of the Transaction Documents, and the performance by the Company, in such capacity or capacities, of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company.

6. The execution and delivery by the Issuer, in its own capacity or its Affiliated Capacity, as applicable, of the Transaction Documents, and the performance by the Issuer, in such capacity or capacities, of its obligations thereunder, have been duly authorized by all necessary limited partnership action on the part of the Issuer.

7.Each of Notes Parties, in its own capacity or its Affiliated Capacity, as applicable, has duly executed and, so far as is known to us, delivered the Transaction Documents to which it is a party.

9.The execution and delivery by each of the Notes Parties of the Transaction Documents, in its own capacity or its Affiliated Capacity, as applicable, do not and the performance by each the Notes Parties, in such capacity or capacities, of its obligations thereunder will not, (a) conflict with the Charter, the Bylaws, the Certificate or the Partnership Agreement, as applicable, or (b) violate any Maryland law, rule or regulation applicable to the Notes Parties.

S-4.4(a)(2)-3

(to Note Purchase and Guarantee Agreement)

10.Except for such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under the securities laws of the State of Maryland (as to which we express no opinion) in connection with the offering, issuance, guaranty and sale of the Notes, no approval, authorization, consent or order of, or filing with, any Maryland governmental authority having jurisdiction over the Notes Parties is required in connection with the execution, delivery and performance by each of the Notes Parties, in its own capacity or its Affiliated Capacity, as applicable, of the Transaction Documents and the consummation by each of the Notes Parties, in such capacity or capacities, of the transactions contemplated by the Transaction Documents.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, the real estate syndication laws of the State of Maryland or federal or state laws regarding fraudulent transfers.  We note that the Transaction Documents provide that they shall be governed by the laws of the State of New York.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  We express no opinion with respect to the actions which may be required for the each of the Subsidiary Guarantors to authorize, execute, deliver or perform any document. Our opinion expressed in paragraph 9(b) above is based upon our consideration of only those laws, rules or regulations of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.  Our opinion expressed in paragraph 10 above is based upon our consideration of only those approvals, authorizations, consents or orders of, or filings with, any governmental authority of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the execution and delivery of the Transaction Documents.  Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that, without the necessity for any such consent, this opinion may be relied upon by (i) Latham & Watkins LLP, counsel to the Notes Parties, in connection with its opinion of even date herewith relating to the offering, issuance and sale of the Notes, and (ii) your permitted successors, assigns or transferees as holders of the Notes, in each case, as if this opinion were addressed to such party and had been delivered to it on the date hereof; provided however that any such reliance by a future successor, assignee or transferee (collectively “Future Recipients”) must be actual and reasonable under the circumstances existing at the time, including any changes in law or facts or any other developments known to or reasonably knowable by such Future Recipients at such time.  You may deliver a copy of this

S-4.4(a)(2)-4

(to Note Purchase and Guarantee Agreement)

opinion without our prior written consent (a) pursuant to regulatory requirements, to any governmental or regulatory authority having jurisdiction over you, (b) to the National Association of Insurance Commissioners, (c) to your counsel and to your independent auditors, (d) pursuant to any order or legal process of any court or governmental agency and (e) to any potential transferee of any Notes, but no such person shall be entitled to rely upon this opinion.

Very truly yours,

S-4.4(a)(2)-5

(to Note Purchase and Guarantee Agreement)

Schedule I

Subsidiary Guarantors

RIF I - Monrovia, LLC

RIF I - Mulberry, LLC

RIF I - Valley Blvd., LLC

RIF II - Bledsoe Avenue, LLC

RIF II - Crocker, LLC

RIF II - Easy Street, LLC

RIF II - First American Way, LLC

RIF II - La Jolla Sorrento Business Park, LLC

RIF II - Orangethorpe TIC, LLC

RIF II - Orangethorpe, LLC

RIF II - Pioneer Avenue, LLC

RIF III - 157th Street, LLC

RIF III - Archibald, LLC

RIF III - Avenue Stanford, LLC

RIF III - Broadway, LLC

RIF III - Empire Lakes, LLC

RIF III - Impala, LLC

RIF III - Santa Fe Springs, LLC

RIF III - Yarrow Drive II, LLC

RIF III - Yarrow Drive, LLC

RIF IV - Burbank, LLC

RIF IV - Central Avenue, LLC

RIF IV - Cornerstone, LLC

RIF IV - East 46th Street, LLC

RIF IV - Enfield, LLC

RIF IV - Glendale, LLC

RIF IV - Grand, LLC

RIF IV - Harbor Warner, LLC

RIF IV - Long Carson, LLC

RIF IV - Newton, LLC

RIF IV - Poinsettia, LLC

RIF IV - San Gabriel, LLC

RIF IV - West 33rd Street, LLC

RIF V - 240th Street, LLC

RIF V - Arrow Business Center, LLC

RIF V - Arroyo, LLC

RIF V - Benson, LLC

RIF V - Calvert, LLC

RIF V - Campus Avenue, LLC

RIF V - Del Norte, LLC

RIF V - Golden Valley, LLC

RIF V - Grand Commerce Center, LLC

S-4.4(a)(2)-6

(to Note Purchase and Guarantee Agreement)

RIF V - MacArthur, LLC

RIF V - Normandie Business Center, LLC

RIF V - Odessa, LLC

RIF V - Paramount Business Center, LLC

RIF V - Shoemaker Industrial Park, LLC

RIF V - Vinedo, LLC

Rexford Industrial - 228th Street, LLC

Rexford Industrial - 2980 San Fernando, LLC

Rexford Industrial - 9615 Norwalk, LLC

Rexford Industrial - Alton, LLC

Rexford Industrial - Hindry, LLC

Rexford Industrial - Industry Way, LLC

Rexford Industrial - Vanowen, LLC

S-4.4(a)(2)-7

(to Note Purchase and Guarantee Agreement)

Form of Opinion of Special Counsel
to The Purchasers

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.The Issuer is a limited partnership in good standing under the laws of the State of Maryland.

2.The Parent Guarantor is a corporation in good standing under the laws of the State of Maryland.

3.The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Issuer enforceable against the Issuer in accordance with their respective terms.

4.The Agreement constitutes the legal, valid and binding contract of the Parent Guarantor enforceable against the Parent Guarantor in accordance with its terms.

5.The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of Latham & Watkins LLP and Venable LLP are satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Constituent Companies and upon representations of the Constituent Companies and the Purchasers delivered in connection with the issuance and sale of the Notes.

Schedule 4.4(b)
(to Note Purchase and Guarantee Agreement)

Disclosure Materials

1.	Company Presentation, dated as of April 2015.
2.	Initial Public Offering Prospectus of Rexford Industrial Realty, Inc., dated as of July 18, 2013.
3.	That certain Form 10-K/A of Parent Guarantor (SEC File Number: 001-36008), effective as of December 31, 2014.
4.	That certain Form 10-Q of Parent Guarantor (SEC File Number: 001-36008), effective as of March 31, 2015.

Schedule 5.3
(to Note Purchase and Guarantee Agreement)

Subsidiaries of the Parent Guarantor and Ownership of
Subsidiary Stock

1. Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock

Subsidiary Name	Jurisdiction of Organization	Ownership (Interests)	Subsidiary Guarantor (Y/N)
Rexford Business Center - Fullerton, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
Rexford Industrial - Gilbert La Palma, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
Rexford Industrial - SDLAOC, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
Rexford Industrial Imperial -Highway, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
Rexford Industrial Realty, L.P.	Maryland	100% Rexford Industrial Realty, Inc. (General Partnership Interests)	No
Rexford Industrial, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF I - Alameda, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF I - Don Julian, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF I - Lewis Road, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF I - Oxnard, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF I - Walnut, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF II - Industrial Madera International, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF III - Irwindale, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - 3360 San Fernando, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - Calle Perfecto, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - GGC Alcorn, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - Glendale Commerce Center, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No

Schedule 5.4
(to Note Purchase and Guarantee Agreement)

Subsidiary Name	Jurisdiction of Organization	Ownership (Interests)	Subsidiary Guarantor (Y/N)
RIF V – Jersey, LLC	Delaware	100% RIF V – SPE Owner, LLC (LLC Membership Interests)	No
RIF V - Mission Oaks, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - SPE Manager, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - SPE Owner, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
RIF V - Zenith Business Park, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	No
Rexford Industrial – 228th Street, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – 2980 San Fernando, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – 9615 Norwalk, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – Alton, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – Hindry, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – Industry Way, LLC	Delaware	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
Rexford Industrial – Vanowen, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF I – Monrovia, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF I – Mulberry, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF I – Valley Blvd., LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – Bledsoe Avenue, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – Crocker, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – Easy Street, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – First American Way, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – La Jolla Sorrento Business Park, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – Orangethorpe TIC, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes

S-5.4-2

(to Note Purchase and Guarantee Agreement)

Subsidiary Name	Jurisdiction of Organization	Ownership (Interests)	Subsidiary Guarantor (Y/N)
RIF II – Orangethorpe, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF II – Pioneer Avenue, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – 157th Street, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Archibald, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Avenue Stanford, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Broadway, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Empire Lakes, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Impala, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Santa Fe Springs, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Yarrow Drive II, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF III – Yarrow Drive, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Burbank, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Central Avenue, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Cornerstone, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – East 46th Street, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Enfield, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Glendale, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Grand, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Harbor Warner, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Long Carson, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – Newton, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes

S-5.4-3

(to Note Purchase and Guarantee Agreement)

Subsidiary Name	Jurisdiction of Organization	Ownership (Interests)	Subsidiary Guarantor (Y/N)
RIF IV – Poinsettia, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – San Gabriel, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF IV – West 33rd Street, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – 240th Street, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Arroyo, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Benson, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Calvert, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Campus Avenue, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Del Norte, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Golden Valley, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Grand Commerce Center, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – MacArthur, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Normandie Business Center, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Odessa, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Paramount Business Center, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Shoemaker Industrial Park, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V – Vinedo, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes
RIF V– Arrow Business Center, LLC	California	100% Rexford Industrial Realty, L.P. (LLC Membership Interests)	Yes

2. Constituent Company Senior Officers and Directors

Name	Position
Howard Schwimmer	Co-Chief Executive Officer and Director
Michael S. Frankel	Co-Chief Executive Officer and Director
Adeel Khan	Chief Financial Officer

S-5.4-4

(to Note Purchase and Guarantee Agreement)

Richard S. Ziman	Director
Robert L. Antin	Director
Peter E. Schwab	Director
Steven G. Good	Director
Tyler H. Rose	Director

S-5.4-5

(to Note Purchase and Guarantee Agreement)

Financial Statements

1.	That certain Form 10-K/A of Parent Guarantor (SEC File Number: 001-36008), effective as of December 31, 2014.
2.	That certain Form 10-Q of Parent Guarantor (SEC File Number: 001-36008), effective as of March 31, 2015.

Schedule 5.5
(to Note Purchase and Guarantee Agreement)

Existing Indebtedness

1. Secured Indebtedness

Debt Description (Obligor, Obligee, Collateral)	Outstanding Balance (in thousands)[1]	Guarantees
Obligor: RIF V - Glendale Commerce Center, LLC, RIF V - GGC Alcorn, LLC, and RIF V - 3360 San Fernando, LLC Obligee: Bank of America, N.A. (Lender) Collateral: 3332, 3334 3340, 3360, 3370, 3378, 3380, 3410 and 3424 San Fernando Road, 3550 Tyburn Street, Los Angeles, CA	$42,750	Non-recourse Guaranty by Rexford Industrial Fund V REIT, LLC
Obligor: RIF I - Don Julian, LLC, RIF I - Lewis Road, LLC, RIF I - Oxnard, LLC, RIF I - Walnut, LLC, Rexford Business Center - Fullerton, LLC, Rexford Industrial - Madera Industrial, LLC, and RIF III - Irwindale, LLC Obligee: Bank of America, N.A. (Lender) Collateral: 15241-15277, 15317-15339 Don Julian Rd.,City of Industry, CA, 300 S. Lewis Rd. Camarillo, CA, 2220-2260 Camino Del Sol, Oxnard, CA, 2300-2386 East Walnut Ave., Fullerton, CA, 2950 N. Madera Road, Simi Valley, CA, 5715 Arrow Hwy, Irwindale, CA, and the two (2) Swap Contracts (Effective 1/15/15 and 7/15/15)	$60,000	Non-recourse Guaranty by Parent Guarantor
Obligor: Rexford Industrial - Gilbert La Palma, LLC Obligee: American Security Insurance Company (Lender) Collateral: 1100-1179 N. Gilbert Street and 2353-73 W. La Palma Ave, Anaheim, CA	$3,109	None.

1	Note: Loan balances as of June 30, 2015.

Schedule 5.15(a)
(to Note Purchase and Guarantee Agreement)

Obligor: Rexford Industrial - Imperial Highway, LLC Obligee: Lincoln National Life Insurance Company (Lender) Collateral: 12907 Imperial Highway, Los Angeles, CA	$5,356	None.
Obligor: Rexford Industrial - SDLAOC, LLC Obligee: JPMorgan Chase Bank, N.A.. (Administrative Agent) and the Lenders party thereto Collateral: 9404, 9455 and 9430 Cabot Drive, San Diego, CA; 9755 and 9855 Distribution Avenue, San Diego, CA; 14955-14971 E. Salt Lake Avenue, City of Industry, CA; 5235 E. Hunter Avenue, Anaheim, CA; and 3880 W. Valley Boulevard, Pomona, CA	$48,500	Non-recourse Guaranty by Issuer

2. Unsecured Indebtedness

Debt Description (Obligor, Obligee)	Outstanding Balance (in thousands)	Payment and/or Recourse Guarantees
$100MM Term Loan Facility, $200MM Revolving Credit Facility Obligor: Issuer and Parent Guarantor Obligee: Bank of America, N.A. (Administrative Agent) and the Lenders party thereto	$100,000 (Term Loan), $37,000 (Revolving Loan)	Non-recourse Guaranty by Subsidiary Guarantors

S-5.15-2

(to Note Purchase and Guarantee Agreement)

Form of Unencumbered Property Report

Financial Statement Date: __________

To: The holders of Notes (as defined below)

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Guarantee Agreement dated as of July 16, 2015 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Issuer”), Rexford Industrial Realty, Inc., a Maryland corporation and the sole general partner and a limited partner of the Issuer (the “Parent Guarantor,” and together with the Issuer, the “Constituent Companies” and individually, a “Constituent Company”), and each of the institutional investors named on Schedule A attached to said Note Purchase Agreement (collectively, the “Initial Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Initial Purchasers of $100,000,000 aggregate principal amount of its 4.29% Guaranteed Senior Notes due August 6, 2015 (the “Notes”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [________________] of the Parent Guarantor, and that, as such, he/she is authorized to execute and deliver this Unencumbered Property Report to each of you on the behalf of the Parent Guarantor, for itself and on behalf of the Issuer, and that the information relating to the Unencumbered Properties set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Certificate.

[Signature Page Follows]

Schedule 7.2(c)
(to Note Purchase and Guarantee Agreement)

In Witness Whereof, the undersigned has executed this Certificate as of __ ________, 20__.

Rexford Industrial Realty, Inc.,
     as Parent Guarantor

By

Its

S- 7.2(c)-2
(to Note Purchase and Guarantee Agreement)

REXFORD INDUSTRIAL UNENCUMBERED PROPERTIES	Compliance Certificate Date	Capitalization Rate
6.75%

Property	Acquisition Date	Purchase Price	Encumbered/ Unencumbered	Occupancy %	Rentable SQFT	NOI from Yardi	NOI Notes	Capitalized Value if Owned more than a Year	Assets Carried at Acquisition Cost	Total Portfolio Valuation	Capitalized Value for Unencumbered Properties if owned more than a year	Unencumbered Assets Carried at Acquisition Costs	Unencumbered Total Portfolio Valuation

TOTAL
Unencumbered
Encumbered
Unencumbered NOI

S- 7.2(c)-3
(to Note Purchase and Guarantee Agreement)

Existing Investments

Subsidiary Name	Equity Investment	Issuer
RIF V - Mission Oaks, LLC (DE)	15% (DE) LLC Membership Interests	DR Mission Oaks LLC (DE)

Schedule 10.6
(to Note Purchase and Guarantee Agreement)

Form of Subsidiary Guaranty Agreement

(See Attached)

Schedule SGA
(to Note Purchase and Guarantee Agreement)

Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189	$38,100,000
(1)

All payments by wire or intrabank transfer of immediately available funds to:

MassMutual

Citibank

New York, New York

ABA # 021000089

Acct #30510685

RE:  Description of security, cusip, principal and interest split

(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Massachusetts Mutual Life Insurance Company

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA  01115

And:

E-mail: mmincometeam@massmutual.com or Facsimile: (413) 226-4295

(3)	E-mail address for Electronic Delivery: privateplacements@babsoncapital.com and jwheeler@babsoncapital.com

Schedule B

(to Note Purchase and Guarantee Agreement)

(4)	All other communications: Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189
(5)	Delivery of the Notes: Steven J. Katz, Counsel Babson Capital Management LLC 1500 Main Street, Suite 2800 Springfield, MA 01115-511059 Facsimile: 413-226-2059 E-mail: skatz@babsoncapital.com
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: 04-1590850

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189	$2,500,000
(1)

All payments by wire or intrabank transfer of immediately available funds to:

JP Morgan Chase Bank

New York, NY

ABA # 021000021

Account Name:  CM Life Insurance Company

Account Number:  771061371

RE:  Description of security, cusip, principal and interest split

(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

C.M. Life Insurance Company

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA  01115

And:

E-mail: mmincometeam@massmutual.com or Facsimile: (413) 226-4295

(3)	E-mail address for Electronic Delivery: privateplacements@babsoncapital.com and jwheeler@babsoncapital.com

(4)	All other communications: C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189
(5)	Delivery of the Notes: Steven J. Katz, Counsel Babson Capital Management LLC 1500 Main Street, Suite 2800 Springfield, MA 01115-511059 Facsimile: 413-226-2059 E-mail: skatz@babsoncapital.com
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: 06-1041383

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Banner Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189	$5,000,000
(1)

All payments by wire or intrabank transfer of immediately available funds to:

BANNER LIFE INSURANCE COMPANY

The Bank of New York/Mellon

New York, New York

ABA # 021000018

Acct Name:  Banner Life Insurance Company

Acct #GLA 111566

Attention:  P&I Department

RE:  Description of security, cusip, principal and interest split

(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Banner Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA  01115

(3)	E-mail address for Electronic Delivery: privateplacements@babsoncapital.com and jwheeler@babsoncapital.com
(4)	All other communications: Banner Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189

(5)

Delivery of the Notes:

Bank of New York

Depository ineligible and physical issues:

The Bank of New York

One Wall Street – 3rd Floor/Window A

New York, NY  10286

For account:  U.S. Bank N.A. #117612

With a copy to:

Steven J. Katz, Counsel

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115-511059

Facsimile: 413-226-2059

E-mail: skatz@babsoncapital.com

(6)	Name of Nominee in which Notes are to be issued: Hare & Co., LLC U.S. Tax Identification Number: 52-1236145

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	MassMutual Asia Limited c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189	$4,400,000
(1)

All payments by wire or intrabank transfer of immediately available funds to:

Gerlach & Co.

Citibank, N.A.

ABA Number 021000089

Concentration Account 36112805

FFC: MassMutual Asia 849195

Name of Security/CUSIP Number

(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

MassMutual Asia Limited

Treasury Operations Liquidity Management

1295 State Street

Springfield, MA 01111

Attn: Janelle Tarantino

With a copy to:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA  01115

And:

E-mail: mmincometeam@massmutual.com or Facsimile: (413) 226-4295

(3)	E-mail address for Electronic Delivery: privateplacements@babsoncapital.com and jwheeler@babsoncapital.com

(4)	Send Corporate Action Notification to: Citigroup Global Securities Services Attn: Corporate Action Dept 3800 Citibank Center Tampa Building B Floor 3 Tampa, FL 33610-9122
(5)	All other communications: MassMutual Asia Limited c/o Babson Capital Management LLC 1500 Main Street – Suite 2200 PO Box 15189 Springfield, MA 01115-5189
(6)	Delivery of the Notes: Citibank NA 399 Park Avenue Level B Vault New York, NY 10022 Acct. #849195
(7)	Name of Nominee in which Notes are to be issued: Gerlach & Co. U.S. Tax Identification Number: None.

NEW YORK LIFE INSURANCE COMPANY
(Tax I.D. No. 13-5582869)

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:
New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010

Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance Company

NYL Locked 2.26.2015

Name of Purchaser	Principal Amount of Notes to be Purchased
$35,500,000

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
(Tax I.D. No. 13-3044743)

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

NYL Locked 2.26.2015

Name of Purchaser	Principal Amount of Notes to be Purchased
$14,000,000

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)
(Tax I.D. No. 13-3044743)

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: NYLIAC SEPARATE BOLI 3-2
General Account No. 323-9-56793

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

NYL Locked 2.26.2015

Name of Purchaser	Principal Amount of Notes to be Purchased
$500,000